UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant
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Filed by a Party other than the Registrant
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Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

CLEAN ENERGY FUELS CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CLEAN ENERGY FUELS CORP.
4675 MacArthur Court, Suite 800
Newport Beach, California 92660
April 5, 2023
Dear Stockholder,
You are cordially invited to attend the annual meeting of stockholders (“Annual Meeting”) of Clean Energy Fuels Corp. (the “Company,” “Clean Energy,” “we,” “us” or “our”) on Thursday, May 18, 2023, at 8:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting conducted via live audio webcast that can be accessed by visiting www.virtualshareholdermeeting.com/CLNE2023. At this website, you will be able to listen to the Annual Meeting live, submit questions for our management, directors and representatives of our independent registered public accounting firm in attendance, and submit your vote while the Annual Meeting is being held.
2022 marked Clean Energy’s 25th year in business and was highlighted by a number of noteworthy advancements in our mission to provide our customers with an easy and effective way to decarbonize transportation and meet their sustainability goals. In 2022, 84 percent of fuel sold at our U.S. network of stations was renewable natural gas (“RNG”) as we continued to fast-track our stated goal of providing 100 percent zero-carbon fuel by 2025.
Last year was also significant as we made great strides in our ability to provide our stations with the lowest-rated carbon fuel by obtaining and developing RNG digesters at dairies across the country. A number of projects broke ground in 2022, and the first was on the verge of completion by the end of the year . In early 2023, we injected our first RNG from this project into the interstate natural gas pipeline. We are developing these sites through our joint ventures with TotalEnergies and bp. Both partners share our passion to decarbonize the transportation industry.
We are excited about the prospect that, in 2023, we’ll be able to say that Clean Energy is not only the leader in providing RNG to thousands of fleets but will also be one of the largest developers of this amazingly clean fuel.
I’m proud that we were able to complete a significant number of station projects around the country in 2022. Many of these stations are anchored by Amazon’s growing fleet of heavy-duty trucks. In September, I cut the ribbon to open a station in Groveport, Ohio that can fuel over 50 Amazon trucks with RNG at the same time, and construction is currently underway to double that capacity. Throughout the balance of 2022, similar Clean Energy stations opened for Amazon and other fleets in Florida, New Jersey, and Illinois.
We also gained momentum last year with our Adopt-A-Port program with Chevron, which resulted in more fleets switching to RNG in the Ports of Los Angeles and Long Beach. We believe this will help to clean the air in and around the Ports and significantly reduce greenhouse gas emissions.
Another milestone in 2022 was our first liquified natural gas (“LNG”) bunkering of a container ship on the U.S. West Coast — Pasha Hawaii’s MV George III — the first of three that Clean Energy will be fueling with an anticipated 105 million gallons of LNG over the next five years. Because of the increase in demand for LNG by Pasha and others, we are in the process of expanding our LNG plant in Boron, CA by adding a third production train which we anticipate will increase capacity by 50 percent when completed. We are proud to be a part of what we believe to be one of the most forward-thinking and environmentally progressive projects in maritime history.
In 2022, we celebrated 15 years as a public company at the Nasdaq stock exchange in Times Square where our Board of Directors rang the closing bell. It was a great honor and an appropriate way to commemorate the Company’s path to a recognized leader in the alternative fuel industry.
As we have established ourselves as an industry leader over these 15 years, Clean Energy continues to advocate for legislation and policies that benefit the RNG industry and our customers — UPS, Amazon, Waste Management, the transit agencies in New York City and LA, and more — and incentivize the use of clean fuel. These efforts also included supporting initiatives to help dairy farmers produce more RNG while capturing harmful greenhouse gases at the source and at the vehicle — a win-win for all concerned.
We’ve come a long way since Boone Pickens and I founded the Company. He would be proud to see our vision of widespread adoption of clean alternative transportation fuel evolve. After 25 years, Clean Energy continues to lead the way to cleaner skies and reducing harmful greenhouse gas emissions with RNG, which we believe presents enormous potential in sustainable transportation. We look forward to continuing on this pathway to grow both the production and distribution of this negative carbon intensity fuel for years to come.
We are pleased to take advantage of laws and rules that allow issuers to make use of the Internet in conducting a meeting of stockholders, as well as in furnishing proxy materials. As a result, we will not only host the Annual Meeting virtually on the Internet, but we will also furnish the proxy materials for the Annual Meeting to our stockholders on the Internet. We believe this use of the Internet meaningfully lowers our costs, increases efficiencies and helps reduce the environmental impact of the Annual Meeting, while permitting and encouraging increased stockholder attendance and engagement.
The accompanying notice of Annual Meeting and Proxy Statement include the agenda for the Annual Meeting, explain the matters that will be discussed and voted on at the Annual Meeting and provide certain other information about our Company.
Your vote is important, and we urge you to vote as promptly as possible. Thank you for supporting our company.
Sincerely,
ANDREW J. LITTLEFAIR
President & Chief Executive Officer

CLEAN ENERGY FUELS CORP.
4675 MacArthur Court, Suite 800
Newport Beach, California 92660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 18, 2023

The annual meeting of stockholders (“Annual Meeting”) of Clean Energy Fuels Corp. (the “Company,” “we,” “us” or “our”) will be held on Thursday, May 18, 2023, at 8:00 a.m. Pacific Time via live audio webcast that can be accessed by visiting www.virtualshareholdermeeting.com/CLNE2023, for the following purposes:
1.
To elect ten directors to the Board of Directors;

2.
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023;

3.
To approve, on an advisory, non-binding basis, the compensation of our named executive officers;

4.
To approve, on an advisory, non-binding basis, the frequency with which stockholders will vote on executive compensation (once every one, two or three years); and

5.
To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement that accompanies this notice.
The Company’s Board of Directors has fixed the close of business on March 23, 2023 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting at our principal executive offices during normal business hours for a period of 10 days before the Annual Meeting. The list of stockholders may also be accessed during the virtual Annual Meeting at www.virtualshareholdermeeting.com/CLNE2023 by using the control number on your proxy card, voting instruction form or Notice of Internet Availability.
Even if you plan to attend the Annual Meeting, you are encouraged to vote on the Internet, by telephone or by mail before the Annual Meeting using the instructions provided in the accompanying proxy materials to ensure that your vote will be counted. If you submit your proxy or voting instructions and then decide to attend the Annual Meeting, you may still vote your shares during the Annual Meeting.
By order of the Board of Directors,
Dated: April 5, 2023	MITCHELL W. PRATT Corporate Secretary

CLEAN ENERGY FUELS CORP.
4675 MacArthur Court, Suite 800
Newport Beach, California 92660

2023 PROXY STATEMENT

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and they are based on the Company’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and its business. Forward-looking statements included herein include but are not limited to: statements regarding our ability to meet the demand for RNG, statements about the benefits of RNG, our ability to increase our customer base and the ability of our customers to achieve their sustainability goals, our sustainability and safety goals, our diversity and inclusion efforts, our plans to position the company as a leading renewable energy company and our expectations regarding renewable vehicle fuels. Actual results, performance or achievements and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors, including, among others: the direct and indirect impact of the COVID-19 pandemic, including macroeconomic conditions and supply chain issues, and the related impact on our operations, liquidity and financial condition; the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel, and the rate and level of any such adoption; our ability to capture a substantial share of the market for alternative vehicle fuels and vehicle fuels generally and otherwise compete successfully in these markets; the potential adoption of government policies or programs or increased publicity or popular sentiment in favor of other vehicle fuels; the market’s perception of the benefits of RNG and conventional natural gas relative to other alternative vehicle fuels; natural gas vehicle and engine cost, fuel usage, availability, quality, safety, convenience, design, performance and residual value, as well as operator perception with respect to these factors, in general and in our key customer markets, including heavy-duty trucking; our ability to manage and grow our RNG business, including its ability to procure adequate supplies of RNG and generate revenues from sales of such RNG; our and our suppliers’ ability to successfully develop and operate projects and produce expected volumes of RNG; the potential commercial viability of livestock waste and dairy farm projects to produce RNG; our history of net losses and the possibility we incur additional net losses in the future; our and our partners’ ability to acquire, finance, construct and develop other commercial projects; our ability to invest in hydrogen stations or modify our fueling stations to reform our RNG to fuel hydrogen and electric vehicles; our ability to realize the expected benefits from the commercial arrangement with Amazon and related transactions; future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas, and other vehicle fuels, including overall levels of and volatility in these factors; changes in the competitive environment in which we operate, including potentially increasing competition in the market for vehicle fuels generally; and the other risks and uncertainties set forth under Item 1A, Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022 that we filed with the Securities and Exchange Commission and that accompanies this Proxy Statement, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission. We encourage you to carefully consider these risks and uncertainties. The forward-looking statements made in this Proxy Statement speak only as of the date of Proxy Statement and we undertake no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law.
WEBSITE REFERENCES
Throughout this Proxy Statement, we make references to additional information available on our corporate website at www.cleanenergyfuels.com. References to our website are provided for convenience only and the content on our website does not constitute a part of this Proxy Statement.

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CLEAN ENERGY FUELS CORP.
4675 MacArthur Court, Suite 800
Newport Beach, California 92660

2023 PROXY STATEMENT

GENERAL INFORMATION
The board of directors (“Board”) of Clean Energy Fuels Corp., a Delaware corporation (the “Company,” “we,” “us” or “our”), is providing this Proxy Statement (“Proxy Statement”) and all other proxy materials to you in connection with the solicitation of proxies for use at our 2023 annual meeting of stockholders (“Annual Meeting”). The Annual Meeting will be held on Thursday, May 18, 2023, at 8:00 a.m. Pacific Time (“PT”) via live audio webcast that can be accessed by visiting www.virtualshareholdermeeting.com/CLNE2023 for the purposes stated in this Proxy Statement. In addition to any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof, stockholders are being asked to vote at the Annual Meeting on the following four proposals:
Proposal 1.
The election of ten directors to the Board.

Proposal 2.
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

Proposal 3.
The approval, on an advisory, non-binding basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission (“SEC”).

Proposal 4.
The approval, on an advisory, non-binding basis, of the frequency with which stockholders will vote on executive compensation (once every one, two or three years).

This Proxy Statement summarizes the information you need to know in order to vote on these proposals in an informed manner.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
The Notice of Annual Meeting, Proxy Statement and our 2022 Annual Report on Form 10-K (“Annual Report”) are available at www.proxyvote.com. You are encouraged to access and review all of the important information contained in our proxy materials before voting. Copies of these proxy materials are also available in the Investors — Annual Reports and Proxies section of our website at https://investors.cleanenergyfuels.com/annual-reports.
Use of the Internet
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials for the Annual Meeting, including this Proxy Statement and our Annual Report, on the Internet. Accordingly, on or about April 5, 2023, we are mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to all of the Company’s stockholders of record who have not previously elected an alternative delivery method, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice to beneficial owners. The Notice will include instructions on how you may access the proxy materials for the Annual Meeting at www.proxyvote.com. For stockholders who have previously elected to receive copies of the proxy materials by mail or e-mail, we will be sending the Annual Report, this Proxy Statement and a proxy card by that method on or about April 5, 2023. Stockholders who receive a Notice will not receive printed copies of the proxy materials for the Annual Meeting unless they request them, in which case printed copies of the proxy materials and a paper proxy card will be provided at no charge. Instructions on how to request a printed copy of the proxy materials by mail or electronically, including an option to request paper copies on an ongoing basis, may be found in the Notice and on the website referred to in the Notice. We encourage you to take advantage of the availability of our proxy materials on the Internet in order to lower our printing and delivery costs and help reduce the environmental impact of the Annual Meeting.
Virtual Annual Meeting
We will be holding this year’s Annual Meeting virtually on the Internet. No physical meeting will be held. Stockholders who attend the Annual Meeting virtually will be able to listen to the meeting live and submit their vote while the Annual Meeting is being held, and will also be able to submit, either anonymously or identified by name, questions or comments for our management, directors and representatives of our independent registered public accounting firm in attendance at the meeting. This functionality provides our stockholders with opportunities for participation and engagement at the Annual Meeting that are comparable to those that would be available at an in-person meeting.
During the Annual Meeting, we will answer as many stockholder-submitted questions as time permits, other than questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references that are not in good taste.
Stockholders who choose to attend the Annual Meeting will do so by accessing a live audio webcast of the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/CLNE2023. Please see “Attending the Virtual Annual Meeting” below for more information.
Record Date and Outstanding Shares
All stockholders that owned shares of our common stock at the close of business on March 23, 2023, the date fixed by the Board as the record date, are entitled to vote at the Annual Meeting.
On the record date, 222,907,780 shares of our common stock were outstanding.
Voting Matters
Voting Rights
Each share of our common stock entitles the owner of the share to one vote on all matters to be voted on at the Annual Meeting.
Quorum Requirement
We will have the required quorum to conduct the business of the Annual Meeting if holders as of the record date representing a majority of the outstanding shares of our common stock entitled to vote are present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (discussed under “Effect of Not Providing Voting Instructions; Broker Non-Votes” below) will be counted for purposes of determining the presence of a quorum at the Annual Meeting.
Effect of Not Providing Voting Instructions; Broker Non-Votes
Stockholders of Record.   You are a “stockholder of record” if your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent. If you were a stockholder of record at the close of business on the record date for the Annual Meeting and you submit a valid proxy but do not provide voting instructions with respect to your shares, all shares represented by your proxy will be voted in accordance with the recommendation of our Board on each proposal to be presented at the Annual Meeting, as described in this Proxy Statement.
Beneficial Owners of Shares Held in Street Name.   You are a “beneficial owner of shares held in street name” if your shares are not held of record in your name but are held by a broker, bank or other nominee on your behalf as the beneficial owner. Pursuant to applicable stock exchange rules, if your shares were held in street name through a brokerage account at the close of business on the record date for the Annual Meeting, you must provide voting instructions to your broker if you want your shares to be voted on the election of directors (Proposal 1), the approval, on an advisory, non-binding basis, of the compensation of our named executive officers (Proposal 3) and the approval, on an advisory, non-binding basis, of the frequency with which stockholders will vote on the compensation of our executive officers (once every one, two or three years) (Proposal 4). These proposals constitute “non-routine” matters on which a broker is not entitled to vote shares held for a beneficial owner without receiving voting instructions from the beneficial owner. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 2) is considered a “routine” matter for which your shares may be voted in the discretion of your broker if voting instructions have not been received. As a result, if you hold your shares in street name and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote on Proposal 2 at the Annual Meeting but will not be permitted to vote on Proposal 1, Proposal 3 or Proposal 4 at the Annual Meeting. In recent years, however, several large brokers, such as Charles Schwab and TD Ameritrade have announced that they have eliminated discretionary voting for even “routine” matters. Therefore, if you hold your shares through such brokers, then your shares might not be voted, even for “routine” matters if you do not give voting instruction to your broker. Consequently, we urge every stockholder to vote their shares. If your broker does exercise this discretion, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 2 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting. Moreover, if you are a beneficial owner of shares in street name and you properly submit a voting instruction form to your broker, bank or other nominee that is signed but unmarked with respect to your vote on Proposals 1, 2, 3 or 4, applicable rules will generally permit your broker, bank or other nominee to vote your shares on these proposals in accordance with the recommendations of the Board as set forth in this Proxy Statement.
Voting Requirements
The election of directors (Proposal 1) will be determined by a plurality of the votes cast on the proposal at the Annual Meeting. This means that the ten nominees who receive the highest number of affirmative votes will be elected as directors. Shares voted “Withhold” and broker non-votes are not counted as votes cast and will have no effect on the outcome of the election of directors. Additionally, the proposal to approve, on an advisory, non-binding basis, the frequency with which stockholders will vote on executive compensation (once every one, two or three years) (Proposal 4) will be determined by a plurality of the votes cast on the proposal by shares present in person or represented by proxy at the meeting, meaning that the frequency that receives the highest number of votes will be deemed the choice of our stockholders. Abstentions and broker non-votes, if any, will have no effect on the outcome of the votes on this proposal.
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 2), and the approval, on an advisory, non-binding basis, of the compensation of our named executive officers (Proposal 3) must each be approved by the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. For purposes of determining the number of votes cast for Proposals 2 and 3, only shares voted “FOR” or “AGAINST” are counted. Abstentions and broker non-votes are not treated as votes cast and will not be counted in determining the outcome of Proposal 2 or Proposal 3.
The following is a summary of the voting requirements for each proposal to be voted on at the Annual Meeting:
Proposal	Vote Required	Routine vs. Non-Routine Matter	Effect of Abstentions and Broker Non-Votes
1: Election of Directors	Plurality of Votes Cast	Non-Routine	No effect
2: Ratification of Independent Registered Public Accounting Firm	Majority of Votes Cast	Routine	Abstentions: No effect Broker non-votes: None expected
3: Advisory, Non-Binding Vote on Executive Compensation	Majority of Votes Cast	Non-Routine	No effect
4: Advisory, Non-Binding Vote on Frequency of Vote on Executive Compensation	Plurality of Votes Cast	Non-Routine	No effect
Tabulation of Votes
The inspector of elections of the Annual Meeting will tabulate the votes of our stockholders at the Annual Meeting. All shares of our common stock represented by proxy at the Annual Meeting will be voted in accordance with the instructions given on the proxy, as long as the proxy is properly submitted and unrevoked and is received by the applicable deadline, all as described under “How to Cast or Revoke Your Vote” below. If the Annual Meeting is adjourned or postponed, properly submitted and unrevoked proxies will remain effective and will be voted at the adjourned or postponed Annual Meeting, and stockholders will retain the right to revoke any such proxy until it is actually voted at the adjourned or postponed Annual Meeting.
Voting Results
Preliminary results will be announced at the Annual Meeting. Final results will be reported in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting concludes. If the official results are not available at that time, we will provide preliminary voting results in such a Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.
How to Cast or Revoke Your Vote
Stockholders of Record
If you are a stockholder of record entitled to vote at the Annual Meeting, you may vote in any one of the following ways:
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On the Internet.   You may vote by proxy before the Annual Meeting starts by visiting www.proxyvote.com or by following the instructions in the Notice or proxy card you received.

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By Telephone.   If you receive printed copies of the proxy materials for the Annual Meeting, you may vote by proxy by calling the toll-free number found on the proxy card delivered with these proxy materials.

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By Mail.   If you receive printed copies of the proxy materials for the Annual Meeting, you may vote by proxy by completing the proxy card delivered with these proxy materials and mailing it in the envelope provided.

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During the Annual Meeting.   You may vote during the Annual Meeting by attending the live audio webcast at www.virtualshareholdermeeting.com/CLNE2023 and by following the instructions at www.virtualshareholdermeeting.com/CLNE2023.

Votes submitted by proxy on the Internet or by telephone must be received by 11:59 p.m. Eastern Time on Wednesday, May 17, 2023 to be counted. Votes submitted on the Internet during the Annual Meeting by stockholders attending the meeting and votes submitted by mail must be received no later than the close of voting at the Annual Meeting to be counted.
Once you have submitted your proxy on the Internet or by telephone or mail, you may revoke it at any time before it is voted at the Annual Meeting by taking any one of the following actions:
•
Later-Dated Vote.   You may revoke a previously submitted proxy by submitting a later-dated vote on the Internet, by telephone or by mail, as applicable.

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Written Notice.   You may revoke a previously submitted proxy by sending or otherwise delivering a written notice of revocation to the attention of our Corporate Secretary at the address of our principal executive offices.

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Voting During the Annual Meeting.   If you attend the live audio webcast of the Annual Meeting at www.virtualshareholdermeeting.com/CLNE2023, you may vote your shares electronically at the Annual Meeting, which will revoke any previously submitted proxy.

To be effective, any later-dated vote must be received by the applicable deadline for the voting method used, as described above, and any written notice of revocation must be received no later than the close of voting at the Annual Meeting. Only your latest-dated vote that is received by the deadline applicable to the voting method used will be counted.

Beneficial Owners of Shares Held in Street Name
If you are a beneficial owner of shares held in street name, you have the right to instruct your broker, bank or other nominee on how to vote your shares at the Annual Meeting. You should do so by following the instructions provided by your broker, bank or other nominee regarding how to vote your shares and how to revoke a previously submitted proxy. The availability of Internet, telephone or other methods to vote your shares by proxy, and the deadlines by which to vote your shares using each such voting method, will depend on the voting processes of the broker, bank or other nominee that holds your shares.
Attending the Virtual Annual Meeting
All stockholders that owned our common stock at the close of business on the record date for the Annual Meeting, or their duly appointed proxies, may attend and participate in the Annual Meeting. Even if you plan to attend the Annual Meeting, you are encouraged to vote on the Internet, by telephone or by mail before the Annual Meeting, to ensure that your vote will be counted. Please see “How to Cast or Revoke Your Vote” above.
To attend and participate in the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/CLNE2023 and use their control number provided in the Notice or, if they received printed copies of the proxy materials, in the proxy card delivered with those proxy materials, to log in to this website, and beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. On the day of the Annual Meeting, stockholders may begin to log in to the virtual meeting beginning at 7:45 a.m. PT, and the meeting will begin promptly at 8:00 a.m. PT. We encourage stockholders to log in to this website and access the webcast before the Annual Meeting’s start time. Further instructions on how to attend, participate in and vote at the Annual Meeting are available at www.proxyvote.com. If you encounter any difficulties accessing or logging in to the Annual Meeting, including any difficulties with your control number or submitting questions, please call the technical support number displayed on the login page on the online virtual meeting platform.
Submitting your proxy before the Annual Meeting will not affect your right to vote at the Annual Meeting if you decide to attend; however, your attendance at the Annual Meeting after having submitted a valid proxy will not in and of itself constitute a revocation of your proxy. To revoke a previously submitted proxy by attending the Annual Meeting, you must submit an online vote during the webcast of the Annual Meeting reflecting your new vote.
Solicitation
This solicitation is made by our Board, and we will bear the entire cost of soliciting proxies, including the costs of preparing, printing, assembling and mailing the Notice, any printed copies of this Proxy Statement, the proxy card, the Annual Report, and any additional information that we may elect to furnish to stockholders. We will provide copies of solicitation materials to brokers, banks and other nominees holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners of those shares who have requested printed materials, and we may reimburse persons representing beneficial owners for their costs of forwarding solicitation materials to the beneficial owners. Solicitations will be made primarily through the Notice and the solicitation materials made available on the Internet or via e-mail or in print to those who request copies of our proxy materials, but may be supplemented by telephone, mail, e-mail or personal solicitation by our directors, executive officers or other employees. We will pay no additional compensation to these individuals for these activities. We have not engaged employees for the specific purpose of soliciting proxies.
Separate Copy of Annual Report or Other Proxy Materials
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of this Proxy Statement and our Annual Report to multiple stockholders who share the same address and who did not receive a Notice or otherwise receive their proxy materials by e-mail, unless we have received contrary instructions from a stockholder. This procedure reduces our printing and mailing costs and other fees. Stockholders who participate in householding will continue to be able to request and receive a separate Notice or proxy card. Additionally, upon written or oral request, we will deliver promptly a separate copy of this Proxy Statement or the Annual Report to any stockholder at a shared address to which we have delivered a single copy of these documents. To receive a separate copy of this Proxy Statement or the Annual Report, or to notify us that you wish to receive separate copies of our proxy materials for future annual meetings of our stockholders, write to the attention of Investor Relations at the address of our principal executive offices or call (949) 437-1000. Stockholders who share an address and are receiving multiple copies of our proxy materials may also request to receive a single copy of this Proxy Statement and the Annual Report or our proxy materials for future annual meetings of our stockholders by writing or calling us at the address or telephone number provided above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The two tables below show the beneficial ownership of certain persons with respect to our common stock, our only outstanding class of voting securities. Except as indicated by the footnotes to these tables, we believe, based on the information furnished or otherwise available to us, that the persons and entities named in these tables have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.
We have determined beneficial ownership as shown in these tables in accordance with the rules of the SEC. In accordance with these rules, in computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of our common stock subject to (1) stock options held by that person that are currently exercisable or exercisable within 60 days after March 23, 2023, and (2) restricted stock units (“RSUs”) held by that person that are subject to vesting and settlement within 60 days after March 23, 2023. We did not, however, deem these shares outstanding for the purpose of computing the percentage ownership of any other person. We calculated percentage ownership as shown in these tables based on 222,907,780 shares of our common stock outstanding on March 23, 2023. The information in these tables is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in these tables does not constitute an admission of beneficial ownership of the shares.
The following table shows the amount and percentage of our common stock beneficially owned by each holder of more than 5% of the outstanding shares of our common stock:
Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent of Common Stock Outstanding
TotalEnergies/TMS(1) 2, place Jean Millier La Défense 6 92400 Courbevoie France	50,711,605	22.8%
BlackRock, Inc.(2) 55 East 52nd Street New York, New York 10055	13,071,053	5.9%
Grantham, Mayo, Van Otterloo & Co. LLC(3) 40 Rowes Wharf Boston, Massachusetts 02110	11,573,763	5.2%

(1)
Based on a Schedule 13D/A filed by TotalEnergies S.E. (“TotalEnergies”) and its direct wholly owned subsidiary TotalEnergies Marketing Services (“TMS”) on June 15, 2021 that reflects shares of common stock beneficially owned as of June 14, 2021, and updated to reflect subsequent sales of shares of our common stock by TMS as reported on a Form 4 filed with the SEC on June 17, 2021. TotalEnergies and TMS have (i) shared voting power over 50,711,605 shares of our common stock, which consists of (a) 42,581,801 shares of our common stock that were purchased by TMS pursuant to a stock purchase agreement, dated May 9, 2018, between TMS and the Company, and (b) 8,129,804 shares of common stock that are the subject of a voting agreement, dated May 9, 2018, among TMS, the Company, and all of our then-directors and officers, pursuant to which each such director and officer appointed TMS as such person’s proxy and attorney-in-fact, and authorized TMS to represent and vote (or consent, if applicable) all shares of common stock owned or controlled by such person with respect to the election of the individuals designated by TMS to serve on our Board pursuant to TMS’ director designation rights (described below under “Certain Relationships and Related Party Transactions”), and (ii) shared dispositive power over 42,581,801 shares of our common stock. TotalEnergies and TMS have expressly disclaimed beneficial ownership of any shares of common stock subject to the voting agreement discussed in (i)(b) above.

(2)
Based on a Schedule 13G/A filed by BlackRock Inc. on February 1, 2023 that reflects shares of common stock beneficially owned as of December 31, 2022. According to the Schedule 13G/A, BlackRock Inc. has sole voting power with respect to 12,627,070 shares of our common stock and sole dispositive power with respect to 13,071,053 shares of our common stock.

(3)
Based on a Schedule 13G filed by Grantham, Mayo, Van Otterloo & Co. LLC (“Grantham”) on February 13, 2023 that reflects shares of common stock beneficially owned as of December 31, 2022. According to the Schedule 13G, Grantham has sole voting power and sole dispositive power with respect to 11,573,763 shares of our common stock.

The following table shows the amount and percentage of our common stock beneficially owned on March 23, 2023 by each of our named executive officers and current directors and by all of our current executive officers and directors as a group:
Name of Beneficial Owner	Common Stock Beneficially Owned
	Number	%
Andrew J. Littlefair(1)	2,452,116	1.1%
Robert M. Vreeland(2)	851,316	*
Mitchell W. Pratt(3)	1,223,792	*
Barclay F. Corbus(4)	1,211,058	*
Lizabeth Ardisana(5)	190,769	*
Karine Boissy-Rousseau	—	—
James C. Miller III(6)	434,270	*
Lorraine Paskett(7)	100,000	—
Stephen A. Scully(8)	438,618	*
Kenneth M. Socha(9)	493,027	*
Vincent C. Taormina(10)	590,287	*
Parker Weil(11)	180,769	*
Laurent Wolffsheim	—	—
All current executive officers and directors as a group (13 persons)(12)	8,166,022	3.7%

*
Represents less than 1%.

(1)
Beneficial ownership consists of (a) 1,224,144 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after March 23, 2023, and (b) 1,227,972 shares of outstanding common stock held directly.

(2)
Beneficial ownership consists of (a) 625,685 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after March 23, 2023, and (b) 225,631 shares of outstanding common stock held directly.

(3)
Beneficial ownership consists of (a) 430,009 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after March 23, 2023 and held directly or by the Pratt Family Trust, over which Mr. Pratt possesses sole voting and investment control, and (b) 793,783 shares of outstanding common stock held directly or by the Pratt Family Trust.

(4)
Beneficial ownership consists of (a) 643,030 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after March 23, 2023, and (b) 568,028 shares of outstanding common stock held directly or by an individual retirement account for the benefit of Mr. Corbus.

(5)
Beneficial ownership consists of (a) 160,769 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after March 23, 2023; and (b) 30,000 shares of outstanding common stock held directly.

(6)
Beneficial ownership consists of (a) 263,269 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after March 23, 2023, and (b) 171,001 shares of outstanding common stock held directly or by a trust over which Mr. Miller possesses shared voting and investment control.

(7)
Beneficial ownership consists of (a) 100,000 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after March 23, 2023.

(8)
Beneficial ownership consists of (a) 239,500 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after March 23, 2023, and (b) 199,118 shares of outstanding common stock held by the Scully Family Trust, over which Mr. Scully possesses sole voting and investment control.

(9)
Beneficial ownership consists of (a) 263,269 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after March 23, 2023, (b) 30 shares of outstanding common stock held in a Uniform Transfers to Minors Act account for which Mr. Socha is the custodian and over which Mr. Socha possesses sole voting and investment control, and (c) 229,728 shares of outstanding common stock held directly.

(10)
Beneficial ownership consists of (a) 303,269 shares of common stock subject to options currently exercisable or exercisable within 60 days after March 23, 2023, and (b) 287,018 shares of outstanding common stock held by the Vincent C. Taormina REV Intervivos Trust UAD 5/14/84, over which Mr. Taormina possesses sole voting and investment control.

(11)
Beneficial ownership consists of 180,769 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after March 23, 2023.

(12)
Beneficial ownership consists of (a) 3,770,231 shares of common stock subject to stock options currently exercisable or exercisable within 60 days after March 23, 2023, and (b) 3,909,804 shares of outstanding common stock held directly by our executive officers and directors, by individual retirement accounts for the benefit of a director or executive officer, or by trusts or a Uniform Transfers to Minors Act account over which an executive officer or director possesses voting and investment control.

PROPOSAL 1
ELECTION OF DIRECTORS
General
Our Board, acting pursuant to our amended and restated bylaws, has determined that the number of directors constituting the full Board is to be ten. Upon the recommendation of our nominating and corporate governance committee, the Board nominated Andrew J. Littlefair, Stephen A. Scully, Lizabeth Ardisana, Karine Boissy-Rousseau, James C. Miller III, Lorraine Paskett, Kenneth M. Socha, Vincent C. Taormina, Parker Weil and Laurent Wolffsheim for election as members of the Board at the Annual Meeting. Each of our director nominees, other than Messrs. Littlefair and Wolffsheim and Mses. Boissy-Rousseau and Paskett, are independent directors within the meaning of applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”).
Each of the nominees is a current director of our Company and was elected by our stockholders at our 2022 annual meeting of stockholders. Ms. Boissy-Rousseau and Mr. Wolffsheim are each being nominated for election at the Annual Meeting pursuant to director designation rights granted to TMS in June 2018. See “Certain Relationships and Related Party Transactions” below for further information about the director designation rights granted to TMS.
Upon election at the Annual Meeting, each director will serve a one-year term until the next annual meeting of our stockholders and until his or her respective successor is duly elected and qualified or until his or her earlier resignation or removal. Each of the Board’s director nominees has agreed to serve if elected, and, as of the date of this Proxy Statement, we have no reason to believe any nominee will be unable or unwilling to serve as a director if elected. If, however, any nominee is unable to serve, or for good cause will not serve, as a director at the time of the Annual Meeting, the persons who are designated as proxies may vote your shares, in their discretion, for another nominee that may be proposed by the Board or the Board may choose to reduce the size of the Board.
We, as a matter of policy, encourage our directors to attend meetings of our stockholders and, in 2022, all ten (10) of our then-current directors attended our annual meeting.
Director Nominees
The names of the director nominees, their ages as of the date of this Proxy Statement, their current positions and offices with our Company and other information about their professional backgrounds are shown below. We believe each of these nominees contributes to the Board’s effectiveness as a whole based on the wealth of executive leadership experience they bring to the Board, as well as the other specific attributes, qualifications and skills described below. There are no family relationships between any director, executive officer or person nominated or chosen to become a director or executive officer of our Company, and except as described under “General” above with respect to Ms. Boissy-Rousseau and Mr. Wolffsheim, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such individual was or is selected as a director or nominee.
Name of Director Nominee	Age	Position(s) and Office(s)
Andrew J. Littlefair	62	President, Chief Executive Officer and Director
Stephen A. Scully	63	Chairman of the Board
Lizabeth Ardisana	71	Director
Karine Boissy-Rousseau	49	Director
James C. Miller III	80	Director
Lorraine Paskett	55	Director
Kenneth M. Socha	76	Director
Vincent C. Taormina	67	Director
Parker A. Weil	57	Director
Laurent Wolffsheim	51	Director

Andrew J. Littlefair, one of our founders, has served as our President, Chief Executive Officer and a director since June 2001. From 1996 to 2001, Mr. Littlefair served as President of Pickens Fuel Corp., and from 1987 to 1996, Mr. Littlefair served in various management positions at Mesa, Inc., an energy company. From 1983 to 1987, Mr. Littlefair served in the Reagan Administration as a Staff Assistant to the President. Mr. Littlefair served as Chairman of NGV America, the leading U.S. advocacy group for natural gas vehicles, from March 1993 to March 2011. Mr. Littlefair has served on the board of directors of Hilltop Holdings Inc. (formerly PlainsCapital Corporation), a reporting company under the Securities Exchange Act of 1934, as amended (“Exchange Act”), since 2009. He has served on the Ronald Reagan Presidential Foundation & Institute Board of Trustees since July, 2011. Mr. Littlefair earned a B.A. from the University of Southern California.
Mr. Littlefair brings to our Board his experience as a co-founder and the Chief Executive Officer of our Company, which gives him unique insight into our Company’s operations, challenges and opportunities.
Stephen A. Scully has served as a director of our Company since January 2014 and was appointed as Chairman of the Board on January 1, 2018. Mr. Scully was founder and President of the Scully Companies, a California-based truck leasing and specialized contract carriage provider. He started the Scully Companies immediately after graduating from the University of Southern California in 1981 and subsequently sold it to Ryder System in January 2011. The Scully Companies was the largest independent asset-based logistics provider in the western United States. Since selling the Scully Companies, Mr. Scully has been a private investor and is currently the Chairman of the Newport Beach Harbor Commission. Additionally, he was the Chairman of the Board of the National Truck Leasing System from 1999 to 2010, a board member of the Truck Rental and Leasing Association from 1990 to 1999, a board member of Ameriquest Transportation and Logistics Resources from 2007 to 2008 and is a former member of the California Trucking Association.
Mr. Scully brings to our Board the insight of a successful entrepreneur and operator, as well as extensive knowledge of the trucking industry. .
Lizabeth Ardisana has served as a director of our Company since December 2019. Ms. Ardisana is the chief executive officer and the principal owner of the firm ASG Renaissance, LLC, which she founded in 1987. ASG Renaissance is a technical and communication services firm with experience providing services to clients in the automotive, environmental, defense, construction, healthcare, banking, and education sectors. Ms. Ardisana is also chief executive officer of Performance Driven Workforce, LLC, a scheduling and staffing firm that was founded in 2015 and has since expanded into five states. Ms. Ardisana, a Hispanic and female business owner, is an active business and civic leader in Michigan. Ms. Ardisana has held numerous leadership positions in a variety of non-profit organizations, including the United Way for Southeastern Michigan (where she serves as chair), Skillman Foundation, CS Mott Foundation, Kettering University, Metropolitan Affairs Coalition and Focus: Hope. She was appointed by the governor of Michigan to the executive board of the Michigan Economic Development Corporation and serves on its finance committee. Ms. Ardisana is also vice chair of the Wayne Health where she serves on the audit committee. She holds a bachelor’s degree in Mathematics and Computer Science from the University of Texas, a master’s degree in Mechanical Engineering from the University of Michigan and a master’s degree in Business Administration from the University of Detroit. Ms. Ardisana has been a member of the board of directors of Huntington Bancshares Inc. since 2016 and was a member of the board of directors of FirstMerit Corporation from 2013 to 2016.
Ms. Ardisana brings to our Board key experience and relationships in the automotive and environmental industries, as well as skills acquired through serving as a chief executive officer and as a member of multiple public and private company boards.
Karine Boissy-Rousseau has served as a director of our Company since December 2021. Ms. Boissy-Rousseau has served as Senior Vice President New Mobility and Marketing of TMS since September 1, 2021. Before that, Ms. Boissy-Rousseau was President of Air Liquide Hydrogen Mobility & Energy, where she led the development of hydrogen activities in the transportation sector for North America since 2019. Prior to that, she was Managing Director of Air Liquide Benelux Industries from 2016 to 2019 and General Manager of Air Liquide France Industries in Paris from 2012 to 2016. Ms. Boissy-Rousseau holds a Master’s degree in Chemical Engineering from Ecole Nationale des Industries Chimiques, Nancy and also a Master’s degree in Marketing and Management from Conservatoire National des Arts et Métiers, Paris.

Ms. Boissy-Rousseau was appointed as a director pursuant to director designation rights granted to TMS in June 2018, in a transaction described under “Certain Relationships and Related Party Transactions” below. Ms. Boissy-Rousseau brings to our Board extensive renewable fuels experience, significant management skills and key relationships within the TotalEnergies group.
James C. Miller III has served as a director of our Company since May 2006. Mr. Miller served on the board of governors of the United States Postal Service from 2003 to 2011 and as its Chairman from 2005 to 2007. Mr. Miller served on the board of directors of the Washington Mutual Investors Fund from 1992 to 2017. From 1981 to 1985, Mr. Miller was Chairman of the U.S. Federal Trade Commission in the Reagan Administration, and also served as Director of the U.S. Office of Management and Budget from 1985 to 1988. Mr. Miller earned a B.B.A. from the University of Georgia and a Ph.D. in economics from the University of Virginia.
Mr. Miller brings to the Board significant financial expertise and experience dealing with large and financially complex organizations.
Lorraine Paskett has served as a director of our Company since December 2021. Ms. Paskett has served as Strategic Advisor for Air Products since 2022. Prior to that, she was Vice President at AES Corporation since April 2021 where she oversaw all external policy and market rule development matters in California which included supporting a transition from fossil energy to renewable and zero carbon energy resources, renewable energy developments, energy storage, and future opportunities for advanced fuels. Before AES Corporation, Ms. Paskett founded Cambridge LCF Group, LLC, where she served from June 2012 to April 2021. Cambridge LCF Group, LLC provided strategic advice for companies in the gas and electric sectors with a focus on advanced fuels and climate. Prior to that, Ms. Paskett served in various positions (notably at PG&E, First Solar and LADWP) as well as holding government positions. From December 2015 to January 2020, Ms. Paskett served on the Metropolitan Water District board of directors representing the City of Los Angeles and served on the board of directors for the California Hydrogen Business Council, and was a Highspeed Rail Authority Commissioner, representing the California State Senate. Ms. Paskett holds a bachelor’s degree in Political Science from CSU Sacramento and a juris doctorate degree from McGeorge School of Law.
Ms. Paskett brings to our Board extensive experience in the energy, water and environmental sectors and is an industry leader in energy market reform, climate change policy, and renewable energy market development.
Kenneth M. Socha has served as a director of our Company since January 2003. From 1995 until his retirement at the end of 2014, Mr. Socha served as a Senior Managing Director of Perseus, L.L.C., a private equity fund management company. Previously, Mr. Socha practiced corporate and securities law as a partner in the New York office of Dewey Ballantine. Mr. Socha earned an A.B. from the University of Notre Dame and a J.D. from Duke University Law School.
Mr. Socha brings to our Board legal insight gained during his distinguished legal career and the perspective and financial acumen of a highly successful private equity investor.
Vincent C. Taormina has served as a director of our Company since April 2008. Mr. Taormina is the former Chief Executive Officer of Taormina Industries, Inc., one of California’s largest solid waste and recycling companies. In 1997, Taormina Industries merged with Republic Services, a publicly-held waste handling company that operates throughout the United States. Mr. Taormina served as Regional Vice President of Republic Services from 1997 to 2001, managing the overall operations of eleven western states. Since 2001, Mr. Taormina has served and continues to serve as a consultant to Republic Services and is a private investor. Mr. Taormina is a past President of the Orange County Solid Waste Management Association, past President Elect of the California Refuse Removal Council and a former board member of the Waste Recyclers Council for the National Solid Waste Management Board.
Mr. Taormina brings to our Board the perspective of a highly successful entrepreneur and industry leader in the refuse and recycling industry.
Parker A. Weil has served as a director of our Company since June 2020. Since August 2018, Mr. Weil has served as Vice Chairman of Investment Banking at TD Cowen, a division of TD Bank Group (TSX and

NYSE: TD) and has extensive financial and investment banking experience gained through over 30 years of providing M&A advice and capital raising services to companies in the energy & power, manufacturing, and business services industries. From June 2012 to April 2018, Mr. Weil was Managing Director of investment banking for Stifel Financial Corp. Prior to that, he spent 15 years at Bank of America Merrill Lynch, serving as Managing Director and Group Head - Energy & Power Group and thereafter Group Head - Middle Market Coverage and Execution Group. Since July 2017, he has served on the board of directors of 180 Degree Capital Corp. (Nasdaq:TURN), where he is Chairman of the compensation committee and a member of the audit committee and the Valuation Committee. Mr. Weil holds a Bachelor of Arts in Economics from the University of Pennsylvania and an MBA in Finance from the Kellogg Graduate School of Management at Northwestern University.
Mr. Weil brings to our Board significant financial and investment banking expertise and extensive knowledge in the energy and power industry. Mr. Weil also contributes business acumen and the perspective and financial acumen of a successful investment banker.
Laurent Wolffsheim has served as a director of our Company since September 2021. Mr. Wolffsheim has served as Senior Vice President, Strategy Growth & People within the Gas Renewables and Power division of TotalEnergies since January 2021. Before that, Mr. Wolffsheim served as Managing Director of Total Exploration & Production Qatar from 2017 to 2020; Vice President Budget & Financial Control for the TotalEnergies group from 2013 to 2017; Strategic Planning Manager within the Refining & Chemicals division of TotalEnergies from 2012 to 2013; Special Projects Manager at Total Refining & Marketing from 2010 to 2011; and Managing Director of Total Polska Sp. z.o.o. from 2007 to 2010. Prior to those positions, Mr. Wolffsheim held various other positions within the TotalEnergies group, where he has been employed since 1995. Mr. Wolffsheim holds a degree in engineering from École Centrale de Lyon and a degree in business administration from École Supérieure des Sciences Économiques et Commerciales.
Mr. Wolffsheim was appointed as a director pursuant to director designation rights granted to TMS in June 2018, in a transaction described under “Certain Relationships and Related Party Transactions” below. He brings to our Board significant renewable natural gas and energy industry experience, significant management skills and key relationships within the TotalEnergies group.
Selecting Our Director Nominees
Under its charter and our corporate governance guidelines, our nominating and corporate governance committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of potential new Board members, as well as the composition of the Board as a whole. This assessment includes an analysis of each member’s qualifications as a director and each member’s independence, as well as consideration of age, experience and other diversity factors in the context of the needs of the Board.
Minimum Criteria
Pursuant to our corporate governance guidelines, a majority of our directors must meet the standards for independence as required by Nasdaq, and no director may serve on more than three other public company boards of directors unless approved in advance by the Board. Further, applicable Nasdaq rules provide that at least one member of our Board must meet the criteria for an “audit committee financial expert” as defined by SEC rules, and the members of certain of our Board committees must satisfy enhanced independence and financial expertise standards under applicable Nasdaq and SEC rules. We also believe all directors should possess the following attributes:
•
Professional ethics and values, consistent with our code of ethics (described below under “Corporate Governance — Code of Ethics”);

•
A commitment to building stockholder value;

•
Business acumen and broad experience and expertise at the policy-making level in one or more of the areas of particular consideration described under “Key Qualifications, Skills and Attributes” below;

•
The ability to provide insights and practical wisdom based on the individual’s experience or expertise; and

•
Sufficient time to effectively carry out duties as a Board member.

Other than the foregoing, there are no stated minimum criteria for director nominees, and the nominating and corporate governance committee may consider these factors and any such other factors as it deems appropriate. The nominating and corporate governance committee does, however, review the activities and associations of each potential director candidate to ensure there is no legal impediment, conflict of interest or other consideration that might hinder or prevent service on our Board.
Diversity
Although we do not have a formal policy with respect to Board diversity, the nominating and corporate governance committee strives to assemble a board of directors that brings to our Company a variety of perspectives, skills and expertise. To achieve this, the nominating and corporate governance committee considers individuals from various disciplines and backgrounds in recommending director nominees to the Board, including diversity characteristics that may be self-identified by directors or director nominees, such as race, gender, military service, or other socioeconomic or demographic characteristics. The nominating and corporate governance committee also seeks to recommend directors who possess a broad range of business, professional, governmental, community involvement and natural gas and energy industry experience.
The nominating and corporate governance committee assesses these and other factors as it deems appropriate in connection with its annual review of each director and the Board as a whole and takes these factors into account when determining whether to nominate existing directors for re-election in connection with this annual review. The nominating and corporate governance committee also takes these factors into account when considering any director nominee outside of its annual review process, such as when a vacancy exists on the Board or when a stockholder suggests a new director candidate that the committee or the Board decides to consider for a mid-year appointment. In addition, as part of its annual self-evaluation process, the nominating and corporate governance committee assesses its consideration of diversity in identifying and evaluating director candidates, including the key qualifications, skills and attributes that it aims for directors to possess.
The nominating and corporate governance committee is committed to further diversifying the Board across a number of metrics, including gender and representatives of underrepresented communities. Our Board has appointed three female directors since 2019, including Ms. Lizabeth Ardisana in December 2019 and each of Ms. Karine Boissy-Rousseau and Ms. Lorraine Paskett in December 2021. Three of our ten directors are female and two of our ten directors self-identify as an “underrepresented minority” as such term is defined by Nasdaq Listing Rule 5605(f).
Board Refreshment
Board members with a diversity of life experiences, backgrounds and gender are important to bring a variety of perspectives to our Board, as discussed above under “Diversity.” We aim to regularly bring new directors to our Board at a responsible pace to ensure the Board benefits from fresh ideas and perspectives, while balancing the importance of directors who have experience with our Company.
Board refreshment is a key matter considered during our annual Board and committee self-evaluations. We have refreshed a majority of our Board since 2018, including the retirement of three long-tenured directors and the appointment of three female directors since 2019. The average tenure of our Board members is nine (9) years.
Key Qualifications, Skills and Attributes
The nominating and corporate governance committee regularly reviews the appropriate skills and characteristics required of Board members in the context of the composition of the Board, our operating requirements, and the long-term interests of stockholders. When conducting its review of the key qualifications, skills and attributes desired of Board members, the nominating and corporate governance committee particularly considers:

Senior Leadership Experience:	Board members who have served in senior leadership positions, such as a chief executive officer, chairman, senior executive, or leader of significant operations, are important to us because they have the experience and perspective to analyze, shape and oversee the execution of important strategic, operational and policy issues. These Board members’ insights and guidance, and their ability to assess and respond to situations encountered by our Board, may be enhanced by leadership experience at complex businesses or organizations.
RNG and Conventional Natural Gas and Industry Experience:	Because we are seeking to drive adoption of RNG and conventional natural gas as a vehicle fuel by fleet vehicle operators, primarily in the trucking, airport, refuse, public transit, industrial and institutional energy user and government fleet markets, relevant education or experience in our industry is key for understanding our markets, strategy, risk management and operations.
Government, Legal, Public Policy and Regulatory Expertise:	Board members who have served in government positions provide experience and insights that help us work constructively with governments and address significant public policy issues. Board members with a background in law can assist the Board and legal team in fulfilling its oversight responsibilities regarding our legal and regulatory compliance and our engagement with regulatory authorities.
Financial Expertise:	Knowledge of financial markets, financing and funding operations and accounting and financial disclosure and reporting processes is important to have well-represented on our Board. This experience helps our Board members in understanding and overseeing our capital structure, financing and investing activities, as well as our financial reporting and internal controls.
Public and Private Company Board Experience:	Board members with public and private company board experience understand the dynamics and operations of a corporate board. These matters include the relationship of a company board with senior management personnel, the legal and regulatory landscape in which companies must operate, the importance of particular agenda and oversight issues, and how to oversee an ever-changing mix of strategic, operational and compliance-related matters.
From time to time, the nominating and corporate governance committee will also consider such other qualifications, skills and attributes as it deems appropriate given the needs of the Board and the Company to maintain a balance of knowledge, experience, background and capability.
Director Nominee Evaluations
At least annually, our nominating and corporate governance committee leads an evaluation of each of our directors and our Board as a whole and each of its committees. In evaluating whether a current director should continue to serve on our Board, the nominating and corporate governance committee considers a number of factors, including the minimum criteria and diversity goals described above and each director’s qualifications, skills and attributes in the areas identified by the committee as particularly important to our Board. In concluding that each of the director nominees should continue to serve as directors of the Company, the nominating and corporate governance committee considered their knowledge, experience and expertise in these areas as indicated in the table below, which they gained from their professional backgrounds described under “Director Nominees” above.

Director	Senior Leadership Experience	RNG and Natural Gas Industry Experience	Government, Legal and Regulatory Expertise	Financial Expertise	Company Board Experience
Andrew J. Littlefair	√	√	√		√
Stephen A. Scully	√	√		√	√
Lizabeth Ardisana	√	√	√	√	√
Karine Boissy-Rousseau	√	√			√
James C. Miller III	√	√	√	√	√
Lorraine Paskett	√	√	√		√
Kenneth M. Socha	√	√	√		√
Vincent C. Taormina	√	√
Parker A. Weil	√	√	√	√	√
Laurent Wolffsheim	√	√		√	√
OUR BOARD RECOMMENDS A VOTE “FOR ALL” THE DIRECTOR NOMINEES
NAMED IN THIS PROPOSAL 1

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
General
We are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023. KPMG LLP has audited our financial statements annually since 2001. Representatives of KPMG LLP are expected to be present at the Annual Meeting to answer appropriate questions and make a statement if they desire to do so.
Although our amended and restated bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, we are submitting the appointment of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders vote against the ratification of the appointment of KPMG LLP, the audit committee of the Board may consider whether to retain the firm. Even if our stockholders ratify the appointment of KPMG LLP, the audit committee of the Board may choose to appoint a different independent registered public accounting firm at any time during the year if the committee determines that such a change would, in its judgment, be in the best interests of our Company and our stockholders.
Independent Registered Public Accounting Firm Fees and Services
The following table shows the aggregate fees billed to us for services rendered by KPMG LLP during the periods presented:
	Year Ended December 31,
	2021 ($)	2022 ($)
Audit Fees(1)	1,588,076	1,866,235
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	1,588,076	1,866,235

(1)
Audit fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements and review of our interim condensed consolidated financial statements included in our quarterly reports, the audit of our internal control over financial reporting, audits of stand-alone financial statements of certain of our subsidiaries, professional services rendered in connection with our filing of various registration statements (such as registration statements on Form S-8 and Form S-3, including related comfort letters) and other services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

Pre-Approval Policies and Procedures
Pursuant to our audit committee charter, all audit and permitted non-audit and tax services, as well as the fees and terms of such services, that are provided by our independent registered public accounting firm are pre-approved by the audit committee of the Board. The audit committee may also delegate authority to grant pre-approvals to one or more audit committee members, provided that the pre-approvals are reported to the full audit committee at its regularly scheduled meetings. In considering such services for approval, the audit committee considers, among other things, whether the provision of the services is compatible with maintaining the independence of our independent registered public accounting firm.
All services provided by KPMG LLP in 2021 and 2022 were pre-approved by the audit committee in accordance with the foregoing pre-approval policy.
OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3
ADVISORY, NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules.
As described in detail under “Compensation Discussion and Analysis” below, our executive compensation program is designed to attract, retain and motivate talented and dedicated executive officers; to reward individual performance and achievement of key corporate objectives without promoting excessive or unnecessary risk-taking; to align the interests of our executives with those of our stockholders; and to provide compensation that we believe is fair in light of an executive’s experience, responsibilities, performance and tenure with our Company and in relation to the compensation provided to other executives of our Company and certain peer companies. Under this program, determinations regarding each named executive officer’s compensation are based on, among other factors, the individual’s performance and contribution to our strategic plans and other business objectives; the Company’s overall performance, in light of business and industry conditions; general industry benchmarks and trends, including the compensation practices of certain peer companies; the level of the individual’s responsibility; the seniority of the individual; the individual’s long-term commitment to our Company; the available pool of individuals with similar skills; principles of pay equity and relative pay; the role of each compensation component in achieving the objectives of our executive compensation program; and the compensation committee’s business judgment and experience. Please read the “Compensation Discussion and Analysis” in this Proxy Statement for additional details about our executive compensation program.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. We believe the compensation of our named executive officers is appropriate and serves to both incentivize and retain our highly skilled executive leadership team. Attracting, retaining and motivating key executives is crucial to our success. This say-on-pay proposal gives our stockholders the opportunity to indicate whether they approve of our named executive officers’ compensation. This vote is not intended to address any specific component of compensation, but rather relates to the overall compensation of our named executive officers and our executive compensation philosophy, policies and practices described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. Accordingly, we ask that our stockholders vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for its 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure included therein.”
This say-on-pay proposal is being provided as required by Section 14A of the Exchange Act and is advisory and therefore not binding on the Company, the compensation committee or our Board in any way. Our Board and our compensation committee value the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address these concerns.
Our current policy is to provide stockholders with an opportunity to vote on the compensation of our named executive officers each year at the annual meeting of stockholders. Assuming the approval of “ONE YEAR” for Proposal 4 as described in this Proxy Statement, it is expected that the next such advisory vote will occur at the 2024 annual meeting of stockholders.
OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT
PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC

PROPOSAL 4
ADVISORY, NON-BINDING VOTE TO APPROVE THE FREQUENCY OF
AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
In addition to the advisory vote on executive compensation (see Proposal 3 of this Proxy Statement), the Dodd-Frank Act also enables our stockholders to vote, on an advisory, non-binding basis, for their preference as to how frequently we should seek an advisory vote on executive compensation. By voting on this proposal, stockholders may indicate whether they would prefer that we conduct an advisory vote on executive compensation once every one, two or three years, or abstain from voting. This proposal, commonly known as a “say-on-frequency” proposal, is required at least once every six years beginning with our 2017 annual meeting of stockholders, and as such, is again required at the Annual Meeting.
After careful consideration of this proposal, the Board has determined that an advisory vote on executive compensation that occurs once every one year is the most appropriate frequency for the Company, and therefore our Board recommends that you vote for a one-year interval for future advisory votes on executive compensation. In formulating its recommendation, the Board noted the Company’s current practice of holding an advisory vote on executive compensation once every one year, consistent with the Board’s recommendation and the say-on-frequency vote of our stockholders at our 2017 annual meeting, and considered, among other factors, that a one-year interval for future advisory votes on executive compensation allows our stockholders to provide us with their direct input every year on our compensation philosophy, policies and practices as disclosed in our Proxy Statement. As a result, we believe that an annual advisory vote on executive compensation enhances stockholder communication by providing a clear, simple means to obtain information on investor sentiment about our executive compensation on a more frequent basis.
You may cast your vote on your preferred voting frequency by choosing the option of every one, two or three years, or you may abstain from voting on this proposal. In accordance with our Board’s recommendation as described above, we ask that our stockholders vote for “ONE YEAR” in response to the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders determine, on an advisory, non-binding basis, whether the preferred frequency of an advisory, non-binding vote on the executive compensation of the Company’s named executive officers, as disclosed in in the Company’s Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, should be once every one year, two years or three years.”
This say-on-frequency proposal is being provided as required by Section 14A of the Exchange Act, and is advisory and therefore not binding on the Company, the compensation committee or our Board in any way. Although the Board may decide that it is in the best interests of the Company and our stockholders to hold an advisory vote on executive compensation with a different frequency than is approved by our stockholders, the Board and our compensation committee value the opinions of our stockholders and will consider the results of this proposal in making its decision.
OUR BOARD RECOMMENDS A VOTE FOR “ONE YEAR”
AS THE FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION

CORPORATE GOVERNANCE
Board and Committee Composition
The following sets forth certain key features of the composition of our Board and its standing committees:
Board Committees
	Board of Directors	Audit(1)	Compensation(1)	Nominating and Corporate Governance
Directors:
Andrew J. Littlefair
Stephen A. Scully	♦, I	•, ▲
Lizabeth Ardisana	I		©	•
Karine Boissy-Rousseau
James C. Miller III	I	©, ▲
Lorraine Paskett
Kenneth M. Socha	I		•	•
Vincent C. Taormina	I	•		©
Parker A. Weil	I	•, ▲	•
Laurent Wolffsheim
Observer:
Anne de Peyrelongue(2)		√
Meetings:
Held in 2022(3)	6(4)	4	3	2

♦
Chairman of the Board.

I
Determined by our Board to be an independent director, within the meaning of applicable rules of Nasdaq.

•
Committee member.

©
Committee Chair.

▲
Audit committee financial expert, as defined in the rules of Nasdaq and the SEC.

√
Observer.

(1)
Our Board has determined that each member of the audit and compensation committees satisfies the enhanced independence standards applicable to members of such a committee under, and, with respect to the compensation committee, considering the factors set forth in Nasdaq and SEC rules. In addition, our Board has determined that each member of the audit committee has sufficient knowledge in reading and understanding the Company’s financial statements to serve on such committee, and each member of the compensation committee is a non-employee director as defined in Rule 16b-3 under the Exchange Act and an outside director as defined in Section 162(m) of the Code.

(2)
Ms. de Peyrelongue, the Senior Vice President Corporate Affairs and Americas at TMS, was appointed as an observer of the audit committee in September 2021 pursuant to TMS’ director and observer designation rights, described under “Certain Relationships and Related Party Transactions” below.

(3)
Each director attended at least 75% of the total number of meetings of the Board and the applicable committees on which each he or she served that were held in 2022.

(4)
Our Board typically holds at least two executive sessions each year and held three such executive sessions in 2022.

Board Committees
We have established the following active committees: an audit committee, compensation committee, and nominating and corporate governance committee. Our Board also creates committees from time to time to oversee financing transactions or other significant corporate matters. Our Board and audit committee generally meet at least quarterly, and our other committees meet on an as-needed basis. Each of the Board committees has the responsibilities described below. Copies of the current charters of the audit committee, compensation committee, and nominating and corporate governance committee, as adopted by the Board, are accessible on our website at http://investors.cleanenergyfuels.com/corporate-governance.
Audit Committee
We believe the functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002 and with all applicable Nasdaq and SEC rules. The functions of this committee include:
•
Appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm;

•
Assessing the independence of our independent registered public accounting firm;

•
Discussing our annual audited and quarterly financial statements and the conduct of each audit with management, our internal finance department and our independent registered public accounting firm;

•
Overseeing our information technology and cybersecurity;

•
Establishing procedures for employees to anonymously submit concerns regarding accounting or auditing matters;

•
Periodically reviewing with our independent registered public accounting firm and with management our financial reporting processes and internal controls;

•
Based on its review and discussions with management, the internal finance staff and the independent auditor, recommending to the Board whether the Company’s financial statements should be included in the Company’s Annual Report on Form 10-K and any other annual report to stockholders;

•
Producing the audit committee report required by Item 407(d) of Regulation S-K for inclusion in the Company’s Annual Report or this Proxy Statement;

•
Discussing our policies with respect to risk assessment and risk management; and

•
Reviewing, overseeing and approving all related-party transactions (as such term is defined in applicable SEC rules).

Compensation Committee
We believe the functioning of our compensation committee complies with all applicable Nasdaq and SEC rules. The functions of this committee include:
•
Reviewing and approving all of our compensation plans, policies and programs as they affect our executive officers;

•
Administering our equity incentive plans and employee stock purchase plans;

•
Retaining and assessing the independence of any compensation consultants or advisors;

•
Reviewing and approving the fees and other compensation paid to our independent directors;

•
Reviewing and discussing with management the Compensation Discussion and Analysis required to be included in this Proxy Statement and the Annual Report on Form 10-K, and, based on such review, recommending to the Board that the Compensation Discussion and Analysis be so included;

•
Producing the compensation committee report for inclusion in this Proxy Statement in compliance with the rules and regulations promulgated by the SEC;

•
Monitoring our compliance with the requirements under the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers, and with all other applicable laws affecting employee compensation and benefits; and

•
Overseeing our compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation matters.

The compensation committee may designate one or more subcommittees, each subcommittee to consist of two or more members of the compensation committee and may generally delegate its authority to any such subcommittee(s).
Nominating and Corporate Governance Committee
We believe the functioning of our nominating and corporate governance committee complies with all applicable Nasdaq and SEC rules. The functions of this committee include:
•
Developing and recommending to the Board criteria to be used in screening and evaluating potential director candidates;

•
Reviewing, evaluating and recommending to the Board qualified director candidates;

•
Establishing and overseeing a policy for considering stockholder nominees for director, and evaluating any such nominees;

•
Monitoring and reviewing any issues regarding director independence or involving potential conflicts of interest;

•
Reviewing and making recommendations about changes to the charters of other Board committees after consultation with the respective committee chairs;

•
Ensuring that continuing education is available for directors, at the Company’s cost; and

•
Developing and recommending to the Board corporate governance guidelines and a code of ethics and reviewing and recommending changes to these documents as appropriate.

Board Leadership Structure
The Board has determined that our current structure of separating the roles of Chairman of the Board and Chief Executive Officer is in the best interests of the Company and our stockholders. Mr. Scully has served as Chairman of the Board since January 2018; and Mr. Littlefair has been the Chief Executive Officer of the Company since June 2001. As Chairman of the Board, Mr. Scully focuses on organizing Board activities to enable the Board to effectively provide guidance to and oversight (including risk oversight) and accountability of management. The Chairman of the Board, among other things, creates and maintains an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board, provides the Chief Executive Officer ongoing direction regarding Board needs, interests and opinions, and ensures the Board agenda is appropriately directed toward matters significant to the Company. Separating the roles of Chairman of the Board and Chief Executive Officer allows Mr. Littlefair, as Chief Executive Officer, to focus on managing the day-to-day direction and implementing the long-term strategic goals of the Company.
The functions of the Board are carried out by the full Board and, when delegated, by the Board’s committees. Each director is a full and equal participant in the major strategic and policy decisions of our Company.
Board Role in Risk Oversight
Risk is inherent in every business. We face a number of risks, including business, operational, strategic, competitive, financial, political, legislative, environmental, safety and regulatory risks, as well as risks related to compensation, cybersecurity threats or incidents, capital expenditures, derivative transactions, commodity-based exposures, acquisitions or other strategic transactions and financing and other liquidity matters. In general, our management is responsible for the day-to-day management of the risks we face, while our Board, as a whole and through its committees, is responsible for the oversight of risk management.
In its risk oversight role, the Board and each of its committees regularly review and discuss, internally and with management, the material risks confronting our business, based on reports prepared and delivered by management that address these risks and other information deemed relevant. The Board also monitors our risk management and corporate governance policies, including the day-to-day risk management processes designed and implemented by management, and generally evaluates how management operates our

Company with respect to risk exposures. These risks and risk management policies are also reviewed and analyzed in depth by the Board at an annual strategic planning session with members of senior management. Due to the dynamic nature of risk and the business environment generally, management regularly updates the Board on key enterprise risks. Board and committee agendas and meeting materials are updated throughout the year so that emerging enterprise risks may be reviewed and discussed at the relevant times. This process facilitates the Board’s ability to fulfill its oversight responsibilities of the Company’s risks in a timely and effective manner. The Board considers the risks and vulnerabilities we face when granting authority to management and approving business strategies and particular transactions.
The Board performs its risk oversight function in part through its committees, which are comprised solely of independent directors. Each Board committee’s risk oversight role is as follows:
•
The audit committee oversees management of risks related to our financial reporting, disclosure processes and accounting policies, and information technology and cybersecurity, as well as any related party or conflict-of-interest transactions;

•
The compensation committee oversees management of risks related to our compensation practices and policies; and

•
The nominating and corporate governance committee oversees management of risks related to Board processes and composition, including director independence, and corporate governance matters.

Information Security
Our Chief Operating Officer oversees cybersecurity and other information technology risks affecting the Company and regularly reports on the same to the Board. Our audit committee formally oversees information security, including cybersecurity risks, and receives regular updates from management. We use a combination of internal security technology solutions, paired with strategic external partnerships to mitigate cybersecurity threats to the Company. We leverage the cybersecurity framework of our security managed service provider and have implemented a training and compliance cybersecurity program. We have, and will continue to, use third party security firms to perform simulated cyber-attacks on our environment to identify exploitable vulnerabilities. We use these results to harden our security posture with our security managed service provider. Our information technology infrastructure is externally audited as part of our Sarbanes Oxley audit process and our controls include information security standards. We maintain standalone cybersecurity insurance and believe we are adequately insured against losses related to a potential information security breach. We have not experienced a material breach in information security.
Code of Ethics
We have adopted a written code of ethics applicable to our directors, officers and other employees, including our principal executive, financial and accounting officers and controller or persons performing similar functions. This code of ethics establishes policies to promote honest and ethical conduct and is designed to comply with applicable Nasdaq and SEC rules. The nominating and corporate governance committee reviews our code of ethics periodically and may propose or adopt additions or amendments that it determines are required or appropriate.
Our code of ethics is accessible on our website at
http://investors.cleanenergyfuels.com/corporate-governance. We expect that any amendments to or waivers from certain provisions of our code of ethics applicable to any principal executive, financial or accounting officer or controller or persons performing similar functions will be disclosed on our website to the extent required by applicable Nasdaq or SEC rules.
Corporate Governance Guidelines
We have adopted written corporate governance guidelines that set forth standards for director qualifications and responsibilities, Board committees, Board leadership structure, director compensation, Chief Executive Officer evaluation and management succession, Board self-evaluations, Board oversight of the Company’s strategic planning, and director and officer stock ownership, among other things. The nominating and corporate governance committee reviews our corporate governance guidelines periodically and may from time to time propose or adopt additions or amendments it determines are required or appropriate. Our corporate governance guidelines are accessible on our website at http://investors.cleanenergyfuels.com/corporate-governance.
Board Evaluations
At least annually, our nominating and corporate governance committee leads an evaluation of each of our directors and our Board as a whole and each of its committees. As part of this evaluation, the Board considers the areas in which the Board believes it could improve. Each of our committees also conducts an evaluation of itself at least annually.
Board Diversity Matrix (as of April 5, 2023)
While our Board has no formal policy for the consideration of diversity in identifying director nominees, the nominating and corporate governance committee seeks to have a board of directors that will reflect a balance of experience, qualifications, diversity, attributes and skills desirable for the Board as a whole. To achieve this, the nominating and corporate governance committee considers individuals from various disciplines and backgrounds in recommending director nominees to the Board, including diversity characteristics that may be self-identified by directors or director nominees, such as race, gender, military service, or other socioeconomic or demographic characteristics.
Board Size
Total Number of Directors	10
Part I: Gender Identity
Directors	Female	Male
Part II: Demographic Background
Hispanic or Latinx	2	0
White	1	7
Chief Executive Officer Evaluation and Management Succession
Our Board works with our nominating and corporate governance committee to evaluate potential successors to our Chief Executive Officer and to ensure that a CEO succession plan is in place. Our Chief Executive Officer also makes available his recommendations and evaluations of potential successors, as well as reviews any development plans recommended for such individuals.
Director Stock Ownership Guidelines
We believe it is important to encourage our directors to hold a material amount of our common stock, which links their long-term economic interest directly to that of our stockholders. To achieve this goal, we have established stock ownership guidelines applicable to our directors. These guidelines provide that each non-employee director is required to own shares of our common stock valued at $180,000 or more by five years after the date of a director’s initial election to the Board. Stock options are not counted toward satisfaction of these stock ownership requirements. Directors who attain this stock ownership level by the stated deadline will continue to satisfy the stock ownership requirements if the value of their stock holdings declines after such deadline solely due to a decrease in the trading price of our common stock. All of our non-employee directors, with the exception of Mses. Boissy-Rousseau and Paskett and Messrs. Weil and Wolffsheim had satisfied these stock ownership guidelines as of the record date for the Annual Meeting. Ms. Paskett and Mr. Weil are still within the five-year grace period to comply with the stock ownership guidelines, having been appointed to the Board in December 2019, December 2021, and June 2020 respectively. In addition, the Board has determined that the director stock ownership guidelines do not apply to Ms. Boissy-Rousseau or Mr. Wolffsheim for so long as each is designated by TMS to serve as a director and waives his or her right to receive compensation for serving on the Board. See the descriptions under “Proposal 1: Election of Directors — General” and “Director Compensation” for more information.

We have also established stock ownership guidelines applicable to certain of our executive officers, which are described under “Compensation Disclosure and Analysis — Executive Stock Ownership Guidelines” below.
Stockholder Communications with the Board
We have adopted a formal process by which stockholders and interested parties may communicate with our Board, which is accessible on our website at
https://investors.cleanenergyfuels.com/corporate-governance/contact-the-board. This centralized process assists the Board in reviewing and responding to communications from stockholders and other interested parties in an appropriate manner. Communications to the Board must be in writing and mailed to our Corporate Secretary at the address of our principal executive offices. The communication can be addressed to one or more individual directors or to the Board as a group, and the name of any specific intended recipient(s) should be noted in the communication. Communications submitted by postal mail may be anonymous. The Corporate Secretary typically reviews all such communications and will forward them to the Board or any identified individual director(s), unless any such communication is deemed to be, in the Corporate Secretary’s discretion, unrelated to the duties and responsibilities of the Board or unduly hostile, threatening, illegal or similarly unsuitable for Board consideration.
Director Nomination Process
Our Board, as a whole and through our nominating and corporate governance committee, is responsible for identifying, evaluating and recommending nominees to serve as directors of our Company.
Identifying and Evaluating Director Nominees
Our nominating and corporate governance committee is responsible for identifying individuals qualified to become members of the Board and recommending these candidates to our Board for nomination or appointment. Our nominating and corporate governance committee may utilize a variety of methods to identify potential director candidates. For example, candidates may come to the attention of the nominating and corporate governance committee through current members of the Board, executive officers, professional search firms, stockholders or others. These candidates may be evaluated and considered by our nominating and corporate governance committee at any point during the year, including in connection with each annual meeting of our stockholders. For each such annual meeting, the nominating and corporate governance committee recommends to our Board certain director nominees to stand for election at the annual meeting based on the committee’s evaluation of all potential director candidates, including incumbent directors. The Board then selects its director nominees based on its determination, relying on the recommendation of and other information provided by the nominating and corporate governance committee as it deems appropriate, of the suitability of each potential director candidate to serve as a director of our Company.
Stockholder Recommendations of Director Candidates
In accordance with its charter, our nominating and corporate governance committee is responsible for considering and evaluating properly submitted stockholder recommendations of candidates for Board membership. Any such recommendation of director candidates for nomination by the Board in connection with our next annual meeting of stockholders should be made in writing and delivered or mailed to our Corporate Secretary at the address of our principal executive offices, and should include the name, address and a current resume of the proposed director candidate, a statement describing the candidate’s qualifications and consent to serve on our Board if selected as a director nominee, and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the proposed director candidate, the number of shares of our common stock that are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the proposed director candidate. We may also request that any proposed director candidate and any stockholder proposing a director candidate furnish us with such other information as may reasonably be required for our nominating and corporate governance committee to determine the eligibility of such proposed director candidate to serve as a director of our Company.

All properly submitted stockholder recommendations will be aggregated together and with any other director candidates proposed by other sources, for consideration and evaluation by our nominating and corporate governance committee and will receive the same consideration by our nominating and corporate governance committee as is received by any other director candidate. In evaluating all director candidates, the nominating and corporate governance committee will consider, among other things, the director qualifications set forth in our corporate governance guidelines, as described in “Proposal 1: Election of Directors” above. Any stockholder-recommended director candidate that is selected by our nominating and corporate governance committee would be recommended by the committee as a director nominee to the Board, which would then consider and evaluate the candidate in the same manner and based on the same criteria and qualifications as other prospective director candidates. If approved by the Board, the stockholder-recommended candidate would be appointed as a director to a vacant seat on the Board or included in the Board’s slate of director nominees to stand for election at our next annual meeting of stockholders.
Stockholder Nominations of Directors
A stockholder who wishes to nominate a director must comply with all applicable requirements set forth in our amended and restated bylaws. In accordance with these requirements, any stockholder nomination of a director must be made in writing and delivered to or mailed and received by our Corporate Secretary at the address of our principal executive offices within a specified time period before the annual meeting of stockholders at which the director nominee is to be up for election. See “Stockholder Proposals for 2024 Annual Meeting” below for information about these time periods in connection with our 2024 annual meeting of stockholders. Any such recommendation must include the following information:
•
as to each person whom the stockholder proposes to nominate for election or re-election as a director:

•
the name, age, business address and residence address of such person;

•
the principal occupation or employment of such person;

•
the class and number of shares of our capital stock that are beneficially owned by such person;

•
a description of all arrangements or understandings between the stockholder and such person and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and

•
any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the Proxy Statement, if any, as a nominee and to serving as a director if elected);

•
as to the stockholder making the recommendation, the name and address of record of the stockholder, the class and number of shares of the Company’s capital stock that are beneficially owned by the stockholder, any material interest of the stockholder in the nomination and any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act in connection with his recommendation of a director candidate; and

•
as to the stockholder making the recommendation and any Stockholder Associated Person (as defined below) or any member of such stockholder’s immediate family sharing the same household, (1) whether and the extent to which any Relevant Hedge Transaction (defined below) has been entered into by or on behalf of any such person, (2) whether and the extent to which any such person has direct or indirect beneficial ownership of any Derivative Instrument (defined below), (3) any rights to dividends on our shares owned beneficially by any such person that are separated or separable from the underlying shares, (4) any proportionate interest in our shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any such person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (5) any performance-related fees (other than an asset-based fee) to which any such person is entitled based on any increase or decrease in the value of our shares or Derivative Instruments, if any, as of the date of the recommendation (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), where, for purposes of these requirements, the following terms have the following meanings:
•
A “Stockholder Associated Person” of any stockholder is (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of our stock owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person;

•
A “Relevant Hedge Transaction” is any hedging or other transaction or series of transactions, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock), the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, any person with respect to any share of our stock; and

•
A “Derivative Instrument” is any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of our shares.

Sustainability and Safety
Identifying Strategic Priorities
In the third quarter of 2020, Clean Energy worked with Business for Social Responsibility (“BSR”) to develop a robust and ambitious sustainability strategy. To do so, a materiality assessment was conducted that helped us determine which environmental, social and governance (“ESG”) issues have the greatest impact on our business success and where we have the most impact on stakeholders. The resultant list of key material issues from the assessment was used to form the foundation of our sustainability vision, strategy and goals, which Clean Energy looks to continue building upon as new emerging issues come to light. In the summer of 2022, we published a sustainability report that is posted on our website at www.cleanenergyfuels.com, which highlights the efforts of different teams across the organization and provides information on our performance on material ESG issues.
Sustainability Strategy
Our vision is to deliver renewable transportation fuel for a cleaner, safer, more equitable tomorrow.   We launched our strategy and goals to drive progress across three pillars: fueling the transition to renewable energy in transportation, building the workforce for the future of renewable energy, and advancing smart policies that drive the transformation to renewable fuels.
In 2022, we continued to focus on building trusted partnerships with our stakeholders to help achieve progress towards our goals, as well as on improving our operations to align with our sustainability goals. We recognize that our environmental impact includes more than our products and that we must foster a culture of sustainability in our operations. Each of the three pillars of our sustainability strategy incorporates parts of our own business operations, to ensure that our advocacy and external progress in sustainability is aligned with our internal operations.

Fueling Transportation’s Transition to Renewable Energy:   Clean Energy is an increasingly versatile renewable energy company. We enable our customers to transition to fuels with lower greenhouse gas emissions, which helps mitigate climate change and lower criteria pollutant emissions. We are also committed to doing our part to reduce our own emissions across our operations and supply chain, while helping our customers reduce their environmental impacts by using low and negative carbon intensity RNG fuels.
Building the Workforce for the Future of Renewable Energy:   At Clean Energy, we recognize that a diverse workforce with a culture of inclusivity and safety is critical to our success as a company. In alignment with global environmental, social and governance reporting, we recognize the importance of maintaining a diverse and inclusive workforce and supplier base that is reflective of the communities in which we operate. We acknowledge the lack of diversity in the energy sector and strive to be part of the solution. The safety of our employees and contractors is also a top priority, and we strive to be a zero-incident workplace for our service technicians and staff, as well as our customers using our facilities.
Advancing Smart Policies that Drive the Transformation to Renewable Fuels:   Enacting systemic change across all industries will be necessary to achieve our collective climate goals. We recognize that the effects of climate change are already impacting the Earth today, and that the transition to a low-carbon economy is likely to bring new risks to businesses that do not adapt. We also recognize that conventional natural gas extraction and processing causes environmental and social impacts that must be appropriately and equitably managed. By investing in the green energy transition, we reduce our own risks and provide long lasting benefits to society. To enable lasting change, we must ensure the adoption of performance-driven state and federal policies that accelerate the shift to renewable zero or negative carbon intensity fuels in a way that does not place an undue burden on small businesses or underrepresented communities. Clean Energy is also committed to contributing to economic development in communities where we conduct business by hiring local suppliers whenever possible.
Goals and Commitments   Listed below are the current ESG goals and targets that Clean Energy has set. For more information on our performance against these goals and targets, please reference our sustainability report.

INFORMATION ABOUT EXECUTIVE OFFICERS
The names of our executive officers, their ages as of the date of this Proxy Statement, their current positions and offices with our Company and, for executive officers who are not also members of our Board, other information about their backgrounds are shown below. We have entered into employment agreements with each of our executive officers, which are described under “Compensation Discussion and Analysis — Employment Agreements” below, that establish, among other things, each executive officer’s term of office. There are no arrangements or understandings between any of our executive officers and any other person pursuant to which such individual was or is selected as an officer of our Company.
Name	Age	Position(s) and Office(s)
Andrew J. Littlefair	62	President, Chief Executive Officer and Director
Robert M. Vreeland	61	Chief Financial Officer
Mitchell W. Pratt	63	Chief Operating Officer and Corporate Secretary
Barclay F. Corbus	56	Senior Vice President, Strategic Development and Renewable Fuels
Robert M. Vreeland has served as our Chief Financial Officer since October 2014. From 2012 to 2014, Mr. Vreeland served as our Vice President, Finance and Accounting. Prior to joining the Company, Mr. Vreeland was a consultant at RV CPA Services, PLLC, a provider of certified public accounting services. From 1997 to 2009, Mr. Vreeland held various finance and accounting positions at Hypercom, an electronic payment and digital transactions service provider, including Interim Chief Financial Officer, Senior Vice President and Corporate Controller, Senior Vice President, Operations, and Vice President of Financial Planning and Analysis. Prior to joining Hypercom, Mr. Vreeland spent 12 years at Coopers & Lybrand, an accounting firm that later merged to become PricewaterhouseCoopers. Mr. Vreeland earned a B.S. from Northern Arizona University and is a certified public accountant.
Mitchell W. Pratt was appointed Chief Operating Officer in December 2010 and has served as our Corporate Secretary since December 2002. Prior to being appointed as Chief Operating Officer, Mr. Pratt served as our Senior Vice President, Engineering, Operations and Public Affairs, from January 2006 to December 2010. From August 2001 to December 2005, Mr. Pratt served as our Vice President, Business Development & Public Affairs. From 1983 to July 2001, Mr. Pratt held various positions in sales and marketing, operations and public affairs at Southern California Gas Company. Mr. Pratt earned a B.S. from the California State University at Northridge and an M.B.A. from the University of California, Irvine.
Barclay F. Corbus has served as our Senior Vice President, Strategic Development and Renewable Fuels since December 2021. Prior to that, Mr. Corbus served as our Senior Vice President, Strategic Development from September 2007 to December 2021. From July 2003 to September 2007, Mr. Corbus served as Co-Chief Executive Officer and a director of WR Hambrecht + Co, an investment bank that managed our initial public offering. Mr. Corbus joined WR Hambrecht + Co in 1999 and, from October 2000 to July 2003, Mr. Corbus served as Head of Investment Banking of WR Hambrecht + Co. From 1989 to 1999, Mr. Corbus worked with Donaldson, Lufkin & Jenrette. Mr. Corbus serves as a director of Overstock.com, a publicly traded company, and is a Trustee of the College of the Atlantic. Mr. Corbus earned an A.B. from Dartmouth College and an M.B.A. from Columbia Business School.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
This compensation discussion and analysis describes the material features of the compensation awarded to, earned by, or paid to each person who served as our principal executive officer (Andrew J. Littlefair, our President and Chief Executive Officer) or principal financial officer (Robert M. Vreeland, our Chief Financial Officer) in 2022, and the only two other individuals who were serving as executive officers at the end of 2022 or at any time during the 2022 calendar year (Mitchell W. Pratt, our Chief Operating Officer and Corporate Secretary, and Barclay F. Corbus, our Senior Vice President, Strategic Development and Renewable Fuels). Messrs. Littlefair, Vreeland, Pratt and Corbus are collectively referred to as our “named executive officers.” This analysis also discusses our compensation philosophy and objectives, the methodologies used for establishing the compensation programs for the named executive officers, and the policies and practices for administering such programs.
Business
We are a leading renewable energy company focused on the procurement and distribution of renewable natural gas (“RNG”) and conventional natural gas, in the form of compressed natural gas (“CNG”) and liquefied natural gas (“LNG”), for the United States and Canadian transportation markets. RNG, which is delivered as either CNG or LNG, is created by the recovery and processing of naturally occurring, environmentally detrimental waste methane (“biogas”) from non-fossil fuel sources — such as dairy and other livestock waste and landfills — for beneficial use as a replacement for fossil-based transportation fuels. Methane is one of the most potent climate-harming greenhouse gases (“GHG”) with a comparative impact on global warming that is about 25 times more powerful than that of carbon dioxide. We are focused on developing, owning, and operating dairy and other livestock waste RNG projects and supplying RNG to our customers in the heavy and medium-duty commercial transportation sector. We have participated in the alternative vehicle fuels industry for over 20 years. We believe we are in a unique position because valuable Environmental Credits (as defined below) are generated by the party that dispenses RNG into vehicle fuel tanks, and we believe we have access to more dispensers than any other market participant.
We believe we were the first organization to supply RNG for vehicle fuel use in the U.S., and sales of our RNG for such purpose have increased from 13.0 million gasoline gallon equivalents (“GGEs”) in 2013 to 198.2 million GGEs in 2022. We calculate one GGE to equal 125,000 British Thermal Units (“BTUs”) and, as such, one million BTUs (“MMBTU”) equals eight GGEs. We are North America’s leading provider of the cleanest fuel for the commercial transportation market, based on both the number of stations we operate and the amount of GGEs sold of RNG, CNG and LNG, which amounted to a total of 428.4 million GGEs in 2022. With the Company’s focus on RNG, our sales of RNG have grown from 12% of our vehicle fuel sales in 2013 to 84% of our vehicle fuel sales in 2022 (excluding GGEs from O&M (as defined below) services sales and non-vehicle sales). We believe that during 2022 we provided 54% and 48% of the RNG used for transportation fuel in California and the United States, respectively.
As a comprehensive clean energy solutions provider, we also design and build, as well as operate and maintain (“O&M”), public and private vehicle fueling stations in the United States and Canada; sell and service compressors and other equipment used in RNG production and at fueling stations; transport and sell RNG and conventional natural gas via “virtual” natural gas pipelines and interconnects; sell U.S. federal, state and local government credits (collectively, “Environmental Credits”) we generate by selling RNG as a vehicle fuel, including Renewable Identification Numbers (“RIN Credits” or “RINs”) under the federal Renewable Fuel Standard Phase 2 and credits under the California and the Oregon Low Carbon Fuel Standards (collectively, “LCFS Credits”); and obtain federal, state and local tax credits, grants and incentives. We serve fleet vehicle operators in a variety of markets, including heavy-duty trucking, airports, refuse, public transit, industrial and institutional energy users, and government fleets. We believe these fleet markets will continue to present a growth opportunity for our vehicle fuels for the foreseeable future.
Key 2022 Pay Decisions
Key pay decisions for 2022 include the following:
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Base salaries:   For 2022, the compensation committee maintained the named executive officers’ base salaries at their 2021 levels.

•
Performance-based cash bonuses:   Based on our performance results achieved for 2022, the compensation committee awarded cash incentives under our 2022 performance-based cash incentive plan to our named executive officers below each executive’s target incentive.

•
Equity awards:   No equity awards were made to our named executive officers in 2021. In the first quarter of 2021, the compensation committee granted RSUs and stock options to our named executive officers, concurrent with our regular grants of long-term incentives to employees. Then, in December of 2021, the compensation committee introduced two new types of performance-based stock option awards that were granted to the named executive officers as additional long-term incentives. The first new performance-based option was structured to incentivize securing additional GGEs of RNG supply via investment to increase the volume of our RNG deliveries, and the vesting of 100% of each grant is subject to the Company’s attainment of RNG supply milestones. The second new performance-based option was structured to incentivize long-term appreciation in the value of our shares, and the vesting of 100% of each grant is subject to the Company’s attainment of a stock price representing a greater than 100% premium above the closing price of a share of common stock on the grant date. The compensation committee determined when these options were granted in December 2021 that the Company was at a critical juncture and that it was of primary importance to incentivize the named executive officers to (1) create long-term stockholder value by increasing the Company’s price per share and (2) strategically execute on expanding our RNG business over the long-term. The December 2021 grants represented the largest component of each named executive officer’s 2021 compensation and were intended to provide a meaningful performance-based equity incentive over a number of years going forward. Because of the December 2021 grants, the compensation committee determined not to grant any equity awards to the named executive officers in calendar year 2022. In early 2023, the compensation committee returned to its normal cadence of granting equity awards in the form of stock options to the named executive officers in the first quarter of the calendar year, concurrent with our regular grants of long-term incentives to employees.

Compensation Program Objectives and Philosophy
Our compensation committee oversees the design and administration of our executive compensation program. The primary objectives of our executive officer compensation program are to attract, retain and motivate talented and dedicated executive officers; to reward individual performance and achievement of key corporate objectives, including the objectives set forth in our annual strategic plan, without promoting excessive or unnecessary risk-taking; to align the interests of our executive officers with those of our stockholders; and to provide compensation that we believe is fair in light of an executive officer’s experience, responsibilities, performance and tenure with our Company and in relation to the compensation provided to other executives of our Company and comparable executives at certain peer companies.
To achieve these objectives, we maintain an executive compensation program that includes the following components: base salary, cash incentives, equity incentives, change in control and post-termination severance compensation and other benefits. The compensation committee developed our executive compensation program by drawing on its experience and judgment in establishing programs it believes are appropriately rewarding and responsible for a growth company in a developing industry. The compensation committee reviews and evaluates our executive compensation program, including its objectives and the forms of compensation used to achieve these objectives, on at least an annual basis, and adjusts the program as it deems appropriate and considers factors relevant in establishing appropriate levels and mix of compensation for our executive officers.
Process for Determining Executive Compensation
The compensation committee’s general practice is to establish the annual compensation mix and levels for each of our executive officers at the beginning of each fiscal year, typically in our first quarter in connection with annual performance reviews. Performing this process after the end of the prior year allows

1
With the exception of 150 restricted stock units awarded to each of Messrs. Littlefair and Pratt, along with various other Company employees, on December 19, 2022 in recognition for over 20 years of service to the Company, valued at approximately $852 on the date of grant based on a closing stock price of $5.68 per share on such date.

the compensation committee to incorporate into its analysis information on the Company’s and each individual’s performance during the prior year and to assess each executive officer’s overall contributions to the Company.
The compensation committee then compiles this information to establish annual base compensation and performance-related targets and to adjust long-term incentives as appropriate. However, as discussed above and below, the compensation committee spent significant time in late 2021 evaluating the structure of our long-term equity incentive awards, and in connection with the introduction of two new types of performance-based options, determined to grant the named executive officers their long-term incentive award in December of 2021. Because of the December 2021 grants, the compensation committee determined not to grant any equity awards to named executive officers in calendar year 20222. In early 2023, the compensation committee returned to its normal cadence of granting equity awards in the form of stock options to the named executive officers in the first quarter of the calendar year, concurrent with our regular grants of long-term incentives to employees.
Compensation Consultant
Our compensation committee has the authority to engage the services of compensation consultants or other experts or advisors as it deems appropriate in fulfilling its responsibilities and has retained the services of Semler Brossy Consulting Group, LLC (“Semler Brossy”). The compensation committee has the sole authority to approve the terms of this engagement, and Semler Brossy reports to the compensation committee only under this engagement and does not provide any additional services to us other than its work for the compensation committee. Before engaging Semler Brossy, the compensation committee determined that Semler Brossy was independent and that its work would not raise any conflicts of interest after taking into consideration the factors set forth in applicable Nasdaq and SEC rules.
Compensation Consultant’s Review
In the third quarter of 2021, the compensation committee instructed Semler Brossy to complete a full review of the Company’s executive compensation program within the context of the competitive market, including comparing the Company’s executive compensation components and levels with a group of selected peer companies that is described in more detail below. The compensation committee consulted with Semler Brossy in connection with its introduction of two new types of performance-based options granted in December 2021 for 2022 and beyond.
Peer Group
Selecting a group of our peer companies is challenging for many reasons, including principally our belief that there are few publicly traded companies in our line of business. In selecting our peer companies for compensation purposes, our compensation committee generally sought to identify companies that are similar to us across a number of metrics and that, in the compensation committee’s view, compete with us for talent. In 2021, the compensation committee worked with Semler Brossy to review our peer group given our strategic shift to producing RNG in addition to our downstream distribution of natural gas.
Based on Semler Brossy’s recommendations, the compensation committee approved the following 23 companies as our peer companies that were used for 2022 for compensation purposes, which we refer to collectively as the “Peer Group.”

2
With the exception of 150 restricted stock units awarded to each of Messrs. Littlefair and Pratt, along with various other Company employees, on December 19, 2022 in recognition for over 20 years of service to the Company, valued at approximately $852 on the date of grant based on a closing stock price of $5.68 per share on such date.

Aemetis, Inc.	AeroVironment, Inc.	Ameresco, Inc.
Ballard Power Systems, Inc.	Battalion Oil Corporation	Bloom Energy Corporation
Broadwind, Inc.	Callon Petroleum Company	Covanta Holding Corporation
Darling Ingredients, Inc.	Enphase Energy, Inc.	FuelCell Energy, Inc.
Gevo, Inc.	Green Plains, Inc.	Montauk Renewables, Inc.
Northern Oil and Gas, Inc.	Ormat Technologies, Inc.	Plug Power, Inc.
Power Solutions International, Inc.	Renewable Energy Group, Inc.	Rice Acquisition Corp.
Westport Fuel Systems, Inc.	W&T Offshore, Inc.
As of June 15, 2021 when the Peer Group was initially constructed, our 200-day average market capitalization was at the 57th percentile of the Peer Group companies, while our trailing twelve-month revenues and EBITDA were at the 37th percentile and 51st percentile of the Peer Group companies, respectively.
In connection with the development of our new Director Compensation Policy described below, the compensation committee reviewed our Peer Group in the Fall of 2022 to confirm that the component companies remained appropriate for inclusion. As in 2021, the compensation committee worked with Semler Brossy in connection with its review.
Based on this 2022 review, the compensation committee determined that the Peer Group continued to include the most relevant companies for compensation comparison purposes; however, Covanta Holding Corporation and Renewable Energy Group, Inc. were each removed from the Peer Group because they have been acquired and no longer remain independent publicly traded companies. As of September 1, 2022, our 20-day average market capitalization was at the 36th percentile of the Peer Group companies, while our trailing twelve-month revenues and EBITDA were at the 37th percentile and 42nd percentile of the Peer Group companies, respectively.
The compensation committee believes benchmarking may not always be the most appropriate tool for setting compensation due to aspects of our business, objectives, and the way we’ve structured executive roles that may be unique to us. As a result, the compensation committee retains discretion to vary executive compensation components and levels.
For compensation decisions in 2022, the compensation committee did not tie named executive officer compensation (either specific elements of compensation or total compensation levels) to any predetermined benchmark but did continue to use the Peer Group data as one of several reference points when setting executive officer compensation levels through the exercise of its business judgment.
Review of Stockholder Say-on-Pay Votes
Consistent with the preference of our stockholders, which was expressed at our annual meeting of stockholders held in May 2017, our stockholders can cast an advisory vote on executive compensation, or a “say-on-pay” vote, once every year, and the next such vote will occur at the Annual Meeting. At the Company’s annual meeting of stockholders held in 2022, our executive compensation received a favorable advisory vote from approximately 87% of the votes cast on the proposal at the meeting (which excludes abstentions and broker non-votes).
We believe the high degree of support on our 2022 say-on-pay proposal demonstrates that stockholders support our executive compensation program design.
We expect to actively engage with our stockholders to discuss various compensation and governance matters and consider their feedback in determining named executive officer compensation. The compensation committee will also continue to consider the outcome of the Company’s say-on-pay votes, as well as this direct stockholder input, when making future compensation decisions for our named executive officers and in respect of our compensation program generally.

Components of Compensation
Our named executive officers’ compensation consists of the following components:
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Base salary

•
Performance-based annual cash incentives;

•
Equity incentives;

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Change in control and post-termination severance compensation; and

•
Other benefits that are generally available to all of our salaried employees.

The compensation committee views the various components of compensation as distinct methods of achieving the various objectives of our compensation program and, as a result, it generally does not believe significant compensation derived from one component should negate or reduce compensation from other components. The compensation committee does, however, review and evaluate each executive’s total compensation, and it may make decisions regarding levels of certain compensation components based on this evaluation of overall compensation, including, for instance, determinations regarding target levels under our performance-based cash incentive plan. The compensation committee also strives to provide an appropriate mix of long-term and short-term, cash and non-cash, and different forms of non-cash compensation; however, the compensation committee has not adopted formal plans or programs that allocate total compensation among these various characteristics.
In determining the mix and level of compensation components for our named executive officers, Mr. Littlefair, our President and Chief Executive Officer, typically makes recommendations to our compensation committee regarding appropriate pay. After reviewing Mr. Littlefair’s recommendations, our compensation committee makes the final determination regarding compensation mix and levels for each of our named executive officers. Although Mr. Littlefair submits recommendations to the compensation committee regarding his own proposed compensation, which the committee takes under advisement, Mr. Littlefair does not participate in the compensation committee’s deliberations regarding his own compensation.
Mr. Littlefair’s recommendations and the compensation committee’s decisions regarding the mix and level of compensation components for each of our named executive officers are based on a number of factors, including, among others, the individual’s performance and contribution to our strategic plan and other business objectives; the Company’s overall performance in light of business and industry conditions; general industry trends and market reference points; the level of the individual’s responsibility; the seniority of the individual; the individual’s long-term commitment to our Company; the available pool of individuals with similar skills; retention risk for the individual; principles of pay equity and relative pay (we generally believe that executives with comparable experience, levels of responsibility and performance deserve comparable compensation, and that more experienced executives with a greater degree of responsibility and higher performance levels deserve higher levels of compensation on a relative basis); the role of each compensation component in achieving the objectives of our executive compensation program; and the compensation committee’s business judgment and experience.
Base Salary
We provide base salaries to recognize the experience, skills, knowledge, and responsibilities of our named executive officers; reward individual performance and contribution to our overall business goals; and retain our executives. The compensation committee reviews base salaries annually and relies on its judgment and discretion in determining the amount of each named executive officer’s base salary. Proposed base salaries are prepared by Mr. Littlefair and recommended to the compensation committee for its consideration and approval.
For 2022, the compensation committee determined to maintain our named executive officers’ base salaries at their 2021 levels. Base salaries for our named executive officers in 2021 and 2022 are as follows:

Named Executive Officer	2021 Base Salary ($)	2022 Base Salary ($)
Andrew J. Littlefair	700,812	700,812
Robert M. Vreeland	450,000	450,000
Mitchell W. Pratt	519,769	519,769
Barclay F. Corbus	478,888	478,888
Cash Incentives
2022 Performance-Based Cash Incentive Plan
Our compensation committee believes cash incentives are important to focus our management on, and reward our executives for, achieving Company financial and strategic objectives on an annual basis, as well as to deliver adequate retention value when combined with our other incentive programs, which may be denominated in equity and/or designed to incentivize performance over a longer term than annually. The compensation committee has the discretion to determine performance criteria, consider factors and developments it deems relevant and award overall cash incentives in the amounts it deems appropriate.
Each year our compensation committee approves a performance-based cash incentive plan and pays incentives after reviewing our performance with respect to the criteria set forth in the plan. Further, our compensation committee may, in its discretion, award additional special discretionary cash incentives for extraordinary efforts or performance by our named executive officers that the compensation committee believes are not otherwise covered by the performance criteria in our performance-based cash incentive plan. No discretionary incentive awards were made for 2022 performance.
As further detailed in the table below, based on our performance for 2022, the compensation committee awarded Mr. Littlefair an incentive under our performance-based plan equal to approximately 47% of his target (or “middle”) incentive and awarded the other named executive officers an incentive under our performance-based plan equal to approximately 45% of their target (or “middle”) incentives for 2022, as indicated below.
Name	Target Incentive	Percent of Target Incentive Paid	Total Payout
Andrew J. Littlefair	$778,680(1)	47%	$366,861
Robert M. Vreeland	$315,000	45%	$142,956
Mitchell W. Pratt	$363,838	45%	$165,120
Barclay F. Corbus	$335,222	45%	$152,133

(1)
Mr. Littlefair’s base salary used for purposes of cash performance bonus calculations was $778,680, which was his salary before taking a 10% voluntary pay reduction in 2015.

In February of 2022, the compensation committee approved a performance-based cash incentive plan that included base, middle and maximum performance targets for each of the quantitative performance metrics described below. The plan had a similar design as our 2021 performance-based cash incentive plan, including the discretion afforded to our compensation committee in determining performance criteria, performance targets, and actual payouts. However, for 2022, the compensation committee decided to introduce a new performance measure based on our RNG volume to stress the strategic importance of this portion of our business, and this in turn resulted in different weightings for the incentive plan performance measures relative to our 2021 plan design.
For 2022, the total potential cash incentive award under our performance-based cash incentive plan for each of our named executive officers was based on the following (the financial performance criteria are prepared by our Chief Financial Officer based on our annual budget, and the strategic initiatives are developed by our Chief Executive Officer, with the plan design and targets ultimately being approved by the compensation committee):
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30% was based on our adjusted EBITDA, which is a non-GAAP financial measure described below;

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15% was based on the volume of GGEs of natural gas fuel we delivered;

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20% was based on our volume margin, as defined below;

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20% was based on the achievement (as determined in the compensation committee’s sole discretion) of certain specified strategic initiatives; and

•
New for 2022, 15% was based on the volume of RNG we delivered.

We believe this combination of objective financial performance criteria that include both revenue and profitability measures, combined with tying a portion of the incentive to the achievement of strategic objectives, appropriately incentivized the named executive officers to achieve our business objectives for 2022.
Performance Criteria:.
•
Adjusted EBITDA:   For 2022, we defined adjusted EBITDA as net income (loss) attributable to Clean Energy, plus (minus) income tax expense (benefit), plus interest expense (including any losses from the extinguishment of debt), minus interest income, plus depreciation and amortization expense, plus non-cash incentive contra-revenue charges (Amazon warrant charges), plus stock-based compensation expense, plus (minus) loss (income) from the SAFE&CEC S.r.l. equity method investments, and plus (minus) any loss (gain) from changes in the fair value of derivative instruments. Adjusted EBITDA is a non-GAAP financial measure. See “Calculation of 2022 Adjusted EBITDA” below in this Proxy Statement for the calculation of our 2022 adjusted EBITDA, as well as a reconciliation of adjusted EBITDA to net income (loss), which is the most comparable GAAP financial measure.

•
Volume (in GGEs):   For 2022, we defined the volume of GGEs of natural gas fuel we delivered as (1) the volume of GGEs we sell to our customers as fuel, plus (2) the volume of GGEs dispensed at facilities we do not own but where we provide operation and maintenance services on a per-gallon or fixed fee basis, plus (3) our proportionate share of the GGEs sold as CNG by our joint venture, Mansfield Clean Energy Partners, LLC.

•
Volume Margin per GGE:   For 2022, we defined volume margin as gross profit margin from the volumes of natural gas and RNG fuel we delivered, divided by the volumes of RNG, CNG and LNG we delivered (where “gross profit margin” is our volume-related revenue, exclusive of AFTC, less our volume-related cost of sales, exclusive of depreciation).

•
Strategic Initiatives:   For 2022, our strategic initiatives included winning a substantial portion of Amazon’s business with respect to fueling its natural gas vehicles, raising appropriate capital, formalizing a systematic carbon intensity score and RNG utilization reporting and tracking process to support public sustainability disclosures, securing reauthorization of the alternative fuel tax credit (“AFTC”), working with the federal government to promote RNG initiatives, working with states to develop additional low carbon fuel standard (“LCFS”) programs, and communicating our RNG strategy and long-term guidance to the investor community.

•
RNG Volume:   For 2022, we defined RNG volume as the amount of renewable natural gas fuel, in GGEs, delivered to our customers.

The base, middle and maximum targets for the performance criteria under the incentive plan approved by our compensation committee for 2022, as well as our actual performance for these criteria, are set forth in the following table. The middle target for each of the three financial performance criteria that were carried over from the 2021 plan was set materially above our 2021 actual performance results for those criteria, and required the executives to significantly improve on our 2021 actual performance results for those criteria in order to earn a middle (target) bonus payment.
Performance Criteria	Weighting	Base Target	Middle Target	Maximum Target	Actual Performance
Adjusted EBITDA(1)	30%	$58.4	$65.4	$74.4	$50.0
Volume (in GGEs)(1)	15%	435.0	453.6	475.0	428.4
Volume Margin per GGE(1)	20%	$0.270	$0.285	$0.300	$0.2618
Strategic Initiatives	20%	—	—	—	—
RNG Volume(1)	15%	$184.0	$194.0	$204.0	$198.2

(1)
Target and actual performance amounts shown in millions.

If each of the five performance criteria are achieved at the base performance level, Mr. Littlefair would be entitled to an incentive payment equal to 70% of his target bonus3, while the other named executive officers would be entitled to an incentive payment equal to 50% of their base salaries. If each of the five performance criteria are achieved at the middle (target) performance level, Mr. Littlefair would be entitled to an incentive payment equal to 100% of his target bonus, while the other named executive officers would be entitled to an incentive payment equal to 70% of their base salaries. The maximum incentive payment for Mr. Littlefair is equal to 150% of his target bonus, and the maximum incentive payment for the other named executive officers is equal to 100% of their base salaries. Payouts for performance between the base and middle performance levels and between the middle and maximum performance levels are interpolated on a straight-line basis.
Payouts.   The compensation committee met in February 2023 to review our 2022 actual performance versus the performance criteria and strategic initiative targets described above and to determine what payouts, if any, would be made under the 2022 performance-based cash incentive plan.
•
Adjusted EBITDA:   Our company achieved below the base target for adjusted EBITDA. This adjusted EBITDA performance resulted in no payout for this performance measure.

•
Volume (in GGEs):   Our company achieved below the base target for the volume performance measure. This volume performance resulted in no payout for this performance measure.

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Volume Margin per GGE:   Our company achieved below the base target for volume margin. This volume margin performance resulted in no payout for this performance measure.

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Strategic Initiatives:   The compensation committee determined that the named executive officers made significant progress on each of the strategic initiatives and decided that a payout equal to the 90% point between the middle and maximum target amount for the strategic initiatives performance measure was appropriate.

•
RNG Volume:   Our company achieved approximately 102% of the middle target for RNG volume, which resulted in a payout prorated between the middle and maximum targets for this performance measure.

Equity Incentives
We believe long-term performance motivation is achieved through an ownership culture that encourages performance by our named executive officers through the use of stock-based awards. Our equity incentive plans have been established to provide certain of our employees, including our named executive officers, with incentives designed to align these employees’ interests with the interests of our stockholders. In general, the compensation committee develops its equity award determinations based on its judgments as to whether these equity awards are sufficient to further our ownership culture, appropriately align the interests of our named executive officers with those of our stockholders and retain, motivate, and adequately reward our executives on a long-term basis.
We have historically granted our named executive officers a combination of stock options and RSUs. These awards are subject to both time-based and performance-based vesting requirements, and the compensation committee has exercised its judgment on the weighting of stock options relative to RSUs in any given year.

3
Mr. Littlefair’s base salary for purposes of bonus calculations was $778,680, which was his base salary before taking a 10% voluntary pay reduction in 2015.

Time and Performance-Based Stock Options:
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Afford the recipient the option to purchase shares of our common stock at a stated price per share.

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All stock option awards granted under our equity incentive plans include an exercise price equal to the closing price of our common stock on the applicable grant date, and the grant date is always on or after the date of compensation committee approval.

•
Time-based stock option awards granted to our named executive officers typically vest at a rate of 34% on the one-year anniversary of the date of grant and 33% on each subsequent anniversary until fully vested, subject to the named executive officer’s continued service for our Company at each vesting date.

•
The vesting of performance-based options granted to our named executive officers generally requires the achievement of objective performance targets or the attainment of a premium price per common share that is set as a multiple of the closing price of a share of common stock on the grant date. In December of 2021, the compensation committee introduced two new types of performance-based stock option awards that are described in more detail below. The vesting of performance-based options is also subject to the named executive officer’s continued service for our Company at each vesting date.

Time and Performance- Based RSUs:
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Full-value awards that represent the contingent right to receive shares of our common stock upon achievement of stated vesting criteria.

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Time-based RSU awards granted to our named executive officers typically vest at a rate of 34% on the one-year anniversary of the date of grant and 33% on each subsequent anniversary until fully vested, subject to the named executive officer’s continued service for our Company at each vesting date.

•
The vesting of performance-based RSUs granted to our named executive officers generally requires the achievement of objective performance targets or the attainment of a premium price per common share that is set as a multiple of the closing price of a share of common stock on the grant date. The vesting of performance-based RSUs is also subject to the named executive officer’s continued service for our Company at each vesting date.

Equity Awards Granted in December 2021 in Lieu of 2022 Equity Awards
In 2021, the compensation committee awarded time-based RSUs and stock options to our named executive officers in January 2021 in accordance with our regular grants of long-term incentives to employees. Then, later that year, in December 2021, the compensation committee awarded time-based stock options as well as two new types of performance-based stock options as additional long-term incentives to our named executive officers as described below. Because of the extraordinary nature of the December 2021 equity awards, the compensation committee determined not to grant any equity awards to our named executive officers in calendar year 20224.
Throughout the third and fourth quarters of 2021, the compensation committee met and determined that the Company was at a critical juncture, and that it was of primary importance to incentivize the named executive officers to (1) strategically execute on expanding the Company’s RNG business over the long-term and (2) create long-term stockholder value by increasing the Company’s price per share. The compensation committee decided to introduce two new types of performance-based stock option awards into our executive compensation program, and made grants of these performance-based stock option awards along

4
With the exception of 150 restricted stock units awarded to each of Messrs. Littlefair and Pratt, along with various other Company employees, on December 19, 2022 in recognition for over 20 years of service to the Company, valued at approximately $852 on the date of grant based on a closing stock price of $5.68 per share on such date.

with additional time-based stock options to each of the named executive officers in December 2021. The December 2021 grants represented the largest component of each named executive officer’s 2021 compensation and were intended to provide a meaningful performance-based equity incentive over a number of years going forward to incentivize the executives to execute our transformative strategy. Although the size of the December 2021 grants was larger than our historical grants, over 50% of the grant date value of each executive’s grant (and approximately 66% of the grant date value of Mr. Littlefair’s grant) will only vest and have any value to the executives if we are able to increase the closing price of our common stock by a greater than 100% premium above the closing price on the grant date.
1) RNG Performance Options.   The first new performance-based option is structured to incentivize long-term RNG growth and the vesting of 100% of each grant is subject to the Company’s attainment of RNG supply through investment milestones. In 2021, RNG sales represented 78% of our total vehicle fuel sales. In order to achieve our five-year strategic plan and achieve our projected five-year RNG volume, revenue and income goals, we believe we will need to make significant capital investments in order to increase our RNG supply through investment. The performance-based options are structured so that there are four separate vesting tranches, with each tranche requiring us to secure 15 million GGEs of RNG supply via investment in order to vest (i.e., the first tranche will vest if we secure 15 million GGEs of RNG supply via investment, the second tranche will vest if we secure an additional 15 million GGEs of RNG supply via investment for a total of 30 million GGEs, the third tranche will vest if we secure an additional 15 million GGEs of RNG supply via investment for a total of 45 million GGEs and the final tranche will vest if we secure an additional 15 million GGEs of RNG supply via investment for a total of 60 million GGEs). We believe these represent challenging multi-year goals that if the named executive officers are able to achieve, will help drive our transformative strategic plan and the achievement of our future RNG volume, revenue and income goals. Each named executive officer must also remain in continued service for our Company at each vesting date in order to vest. As of the record date of the Annual Meeting, only the first tranche of these options have vested.
2) Premium Share Price Performance Options.   The second new performance-based option was the largest component of each executive’s December 2021 grant and is structured to incentivize long-term appreciation in the value of our shares. The vesting of 100% of each grant is subject to our attainment of a stock price representing a greater than 100% premium above the closing price of a share of common stock on the grant date. In order for these performance-based options to vest, we must achieve an average closing price equal to or above $14.00 per share over a twenty consecutive trading day period. Each named executive must also remain in continued service for our Company on the vesting date in order to vest. As of the record date of the Annual Meeting, this price threshold has not been achieved and accordingly, none of these options have vested.
3) Standard Time-Based Options.   Each named executive officer was also awarded an additional grant of time-based options in December 2021 that vest according to the typical three-year vesting schedule described above.
In light of the December 2021 grants, the compensation committee determined to make no equity awards to our named executive officers in 20225. In February 2023, the compensation committee returned to its historical practice of granting stock options to our named executive officers.
Change in Control and Post-Termination Severance Compensation
Our employment agreements with our named executive officers, described under “Employment Agreements” below, provide them certain benefits if their employment is terminated, including a termination following a change in control but excluding a termination by the Company for cause or a voluntary termination by the named executive officer without good reason. The compensation committee believes these benefits are important tools for retaining the services of our named executive officers and helping to align the interests of our named executive officers with those of our stockholders. The details and amounts of

5
With the exception of 150 restricted stock units awarded to each of Messrs. Littlefair and Pratt, along with various other Company employees, on December 19, 2022 in recognition for over 20 years of service to the Company, valued at approximately $852 on the date of grant based on a closing stock price of $5.68 per share on such date.

these benefits are described below under “Executive Compensation — Potential Payments Upon Termination or Change in Control.”
All equity awards granted to our named executive officers after November 2014 are subject to double-trigger vesting upon a change in control. The compensation committee previously determined to modify the standard vesting provisions of our named executive officers’ equity awards from “single-trigger” to “double-trigger” vesting in connection with a change in control because it believes double-trigger vesting more accurately reflects current market practices but still provides appropriate benefits to executives in the event of a termination in connection with a change in control, and is thus in the best interests of our Company and our stockholders. Further, we do not provide any excise tax “gross-up” payments to our executives in connection with a change in control.
Other Benefits
We appreciate the tremendous value and contributions of our employees, and we believe providing a competitive employee benefits program is one of our most important investments. As a result, we offer an employee benefits program with a wide range of plans designed to promote the health and personal welfare of all employees, including our named executive officers. Participation in these plans is generally available to all of our employees on the same basis. The Company provides minimal perquisites to executives which are noted in the description of “All Other Compensation” disclosed in the Summary Compensation Table of this Proxy Statement.
Employment Agreements
We entered into employment agreements with each of our named executive officers on December 31, 2015. These employment agreements have the following key terms:
•
Each employment agreement is passed its initial three-year term and now automatically renews on December 31 for additional one-year periods (unless either party provides notice of non-renewal).

•
Each named executive officer is entitled to receive an annual base salary of no less than his base salary in 2015.

•
Each named executive officer is eligible to receive an annual cash incentive of up to a specified percentage of his then-current annual base salary under the terms of our performance-based cash incentive plan in effect for the applicable year. Mr. Littlefair is eligible to receive 70%, 100% or 150% of $778,680 for our achievement of the base, middle and maximum performance targets, respectively, and we consider achievement of the middle performance targets to be Mr. Littlefair’s target incentive amount; each of Messrs. Vreeland, Pratt, and Corbus is eligible to receive 50%, 70% or 100% of his respective base salary for our achievement of the base, middle and maximum performance targets, respectively, and we consider achievement of the middle performance targets to be Messrs. Vreeland’s Pratt’s, and Corbus’ target incentive amount.

•
Each named executive officer would be entitled to receive certain severance compensation and benefits under certain circumstances upon a termination of the named executive officer’s employment with us. The details of this severance are described below under “Executive Compensation — Potential Payments Upon Termination or Change in Control.” The employment agreements condition severance payments on a so-called “double-trigger” upon a change in control. The employment agreements also do not include any “gross-up” provision for any excise taxes that may be triggered in connection with a change in control under Sections 280G and 4999 of the Code, and instead include a “best-net” cutback provision under which benefits are reduced to avoid triggering any such excise taxes unless the after-tax benefit is greater to the named executive officer without the cutback. The compensation committee determined that these terms are appropriate because they better align our severance and change of control payment practices with current market expectations and the interests of our named executive officers with those of our stockholders, while still providing a level of benefits the compensation committee believes is fair and reasonable and maintaining the retention value of these benefits.

Other Compensation Policies
Executive Stock Ownership Guidelines
We believe it is important to encourage our named executive officers to hold a material amount of our common stock, which links their long-term economic interest directly to that of our stockholders. To achieve this goal, we have established stock ownership guidelines applicable to our named executive officers. These guidelines provide that our Chief Executive Officer is required to own shares of our common stock valued at three times his annual base salary or more, and each of our other named executive officers is required to own shares of our common stock valued at one times his annual base salary or more. Such level of ownership must be attained within five years after the date of an executive officer’s initial appointment as such. Stock options are not counted toward satisfaction of these stock ownership requirements. Executives who attain the applicable stock ownership level by the stated deadline will continue to satisfy the stock ownership requirements if the value of their stock holdings declines after such deadline solely due to a decrease in the trading price of our common stock. Each of our named executive officers had satisfied these stock ownership guidelines as of the record date for the Annual Meeting.
Hedging and Pledging of Company Securities
Our policies do not permit any of our executive officers or directors to “hedge” ownership of our securities by engaging in short sales or trading in put options, call options or other derivatives involving our securities. This means that our employees and directors may not purchase financial instruments or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. Further, our policies do not permit an executive officer or director to hold our securities in a margin account or pledge our securities as collateral for a loan unless the executive officer or director demonstrates to our satisfaction financial capacity to substitute other assets for Company securities in the event of a failure to meet a margin call or a default on the loan. As of the date of this Proxy Statement, none of our directors or executive officers has pledged any of the shares of our common stock he or she owns.
Clawback Policy
The compensation committee has adopted a formal clawback policy regarding recoupment, or a “clawback,” of cash compensation in certain circumstances. The purpose of this clawback policy is to help ensure that executives act in the best interests of the Company and our stockholders. The clawback policy requires certain of our officers, including our named executive officers, to repay or return any cash incentive or other incentive cash compensation awarded to or received by such officer(s) in the event we issue a restatement of our financial statements due to material noncompliance with any financial reporting requirements and the restatement was caused by such officer’s fraud, intentional misconduct or gross negligence. In each case, the officer(s) would be required to repay or return the incentive cash compensation awarded to or received by the officer during the 12-month period following the filing of the erroneous financial statement at issue. Pursuant to the clawback policy, in the event of any restatement of our financial statements, the compensation committee would consider a number of factors and exercise its business judgment in determining appropriate amounts, if any, to recoup. Further, the compensation committee retains the discretion to adjust or recover awards or payments if the relevant performance measures on which they are based are restated or are otherwise adjusted in a manner that would reduce the size of the award or payment. The clawback policy applies to cash compensation awarded to our officers from and after the date of its adoption. The SEC has recently adopted new rules governing clawback policies. As of the record date of the Annual Meeting, these new rules have yet to take effect. The Company will update its clawback policy once the new rules are effective.
Tax and Accounting Effects
In designing our compensation programs, the compensation committee considers the financial impact and tax and accounting effects that each element of compensation will or may have on the Company and our executives. One such area the compensation committee considers is the tax deductibility of each component of executive compensation. Prior to December 22, 2017, when the Tax Cuts and Jobs Act of

2017 (“TCJA”) was signed into law, Section 162(m) generally prohibited us from taking a tax deduction in any tax year for compensation paid to certain executive officers that exceeded $1,000,000, unless the compensation was payable only upon the achievement of pre-established, objective performance goals under a plan approved by our stockholders. As a result, we believe certain stock option and RSU awards we granted to our named executive officers before the impact of the TCJA have qualified as performance- based compensation under Section 162(m), although there is no guarantee that such equity awards, or any other performance-based compensation paid to our named executive officers, qualify as such. Under the TCJA, the exception for performance-based compensation under Section 162(m) has been repealed, so that the $1,000,000 limit on tax deductions in a tax year generally applies to anyone serving as our chief executive officer or our chief financial officer at any time during a taxable year as well as our top three other highest-compensated executive officers serving at fiscal year-end. These changes generally do not apply to compensation provided pursuant to a binding written contract in effect on November 2, 2017 that is not modified in any material respect after that date. The compensation committee reserves the discretion to make any executive compensation decisions that it considers to be in the best interests of our Company and our stockholders, including to award compensation that may not be deductible or to amend existing compensation arrangements in a manner that could limit their deductibility.
COMPENSATION COMMITTEE REPORT
We, the compensation committee of the Board of Clean Energy Fuels Corp., have reviewed and discussed the Compensation Discussion and Analysis (set forth above) with management of the Company, and based on such review and discussion, have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee:
Lizabeth A. Ardisana, Chairman
Kenneth M. Socha
Parker A. Weil
This compensation committee report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act, other than as provided by applicable SEC rules, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. This compensation committee report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table summarizes the total compensation awarded to, earned by or paid to each of our named executive officers for 2020, 2021 and 2022:
Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Andrew J. Littlefair President and Chief Executive Officer	2022	700,812	—	852	—	366,861	56,985	1,125,510
	2021	700,812	—	1,246,032	7,954,892	839,337	70,120	10,811,193
	2020	700,812	253,071	156,672	139,536	506,142	70,120	1,826,353
Robert M. Vreeland Chief Financial Officer	2022	450,000	—	—	—	142,956	13,500	606,456
	2021	450,000	—	696,312	3,618,822	334,611	13,000	5,112,745
	2020	400,000	100,000	87,552	77,976	200,000	13,000	878,528
Mitchell W. Pratt Chief Operating Officer and Corporate Secretary	2022	519,769	—	852	—	165,120	13,500	699,241
	2021	519,769	—	696,312	3,618,822	386,490	13,000	5,234,393
	2020	481,268	120,317	87,552	77,976	240,634	13,000	1,020,747
Barclay F. Corbus Senior Vice President, Strategic Development and Renewable Fuels	2022	478,888	—	—	—	152,133	13,500	644,521
	2021	478,888	—	696,312	3,733,322	356,092	13,000	5,277,614
	2020	443,415	110,854	87,552	77,976	221,708	13,000	954,505

(1)
The amounts shown in this column represent the grant date fair value of awards granted in each of the periods calculated in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, “Compensation — Stock Compensation” (“FASB ASC 718”). For a discussion about the valuation models and assumptions used to calculate the fair value of these awards, see note 13 to the consolidated financial statements included in the Annual Report. No equity awards were granted to our named executive officers in 2022, with the exception of 150 restricted stock units awarded to each of Messrs. Littlefair and Pratt, along with various other Company employees, on December 19, 2022 in recognition for over 20 years of service to the Company.

(2)
The amounts shown in the Non-Equity Incentive Plan Compensation column represent the cash incentives paid under our performance-based cash incentive plan, as described under “Compensation Discussion and Analysis — Components of Compensation — Cash Incentives” above.

(3)
The amounts shown in the All Other Compensation column represent, (a) for all named executive officers, the Company’s matching contributions under its savings plan qualified under Section 401(k) of the Code, and (b) for Mr. Littlefair in 2022, $43,485 paid by the Company for life insurance premiums.

(4)
The amounts shown in the Bonus column for 2020 represent discretionary cash incentives paid for 2020 performance, each as described under “Compensation Discussion and Analysis — Components of Compensation — Cash Incentives” section of the Company Proxy Statement filed with the SEC on May 7, 2021.

Grants of Plan-Based Awards
The following table summarizes all plan-based awards granted to each of the named executive officers in 2022:
Name(1)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards $(/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)

		Threshold ($)	Target ($)	Maximum ($)
Andrew J. Littlefair	—	545,076	778,680	1,168,020	—	—	—	—	—
	12/19/2022	—	—	—	—	150	—	—	852
Robert M. Vreeland	—	225,000	315,000	450,000	—	—	—	—	—
Mitchell W. Pratt	—	259,885	363,838	519,769	—	—	—	—	—
	12/19/2022	—	—	—	—	150	—	—	852
Barclay F. Corbus	—	239,444	335,222	478,888	—	—	—	—	—

(1)
No equity awards were granted to our named executive officers in 2022, with the exception of 150 restricted stock units awarded to each of Messrs. Littlefair and Pratt, along with various other Company employees, on December 19, 2022 in recognition for over 20 years of service to the Company.

(2)
The amounts shown in these columns represent the possible payouts under the 2022 performance-based cash incentive plan based on achievement levels for certain specified Company performance criteria. The actual amounts paid pursuant to the 2022 performance-based cash incentive plan are reported in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. The 2022 performance-based cash incentive plan is described under “Compensation Discussion and Analysis — Components of Compensation — Cash Incentives — 2022 Performance-Based Cash Incentive Plan” above.

(3)
The amounts shown in this column represent shares subject to RSU awards granted on December 19, 2022 pursuant to our 2016 Plan. 100% of the total shares subject to the RSU award fully vest on the first anniversary of the date of the grant, subject to continuing service by the named executive officer on the vesting date.

(4)
The amounts shown in this column represent the grant date fair value of awards granted in 2022 calculated in accordance with FASB ASC 718. For a discussion about the valuation models and assumptions used to calculate the fair value of these awards, see note 13 to the consolidated financial statements included in the Annual Report.

Outstanding Equity Awards at Fiscal Year End
The following table summarizes outstanding equity awards held by our named executive officers at December 31, 2022:
Name	Option Awards(1)					Stock Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)
Andrew J. Littlefair	75,000	—	—	6.01	2/26/2025	—	—
	96,000	—	—	5.02	11/15/2025	—	—
	24,000	—	—	3.63	1/4/2026	—	—
	260,000	—	—	2.83	1/13/2027	—	—
	213,750	—	—	1.37	3/1/2028	—	—
	193,082	—	—(2)	2.19	2/24/2029	—	—
	61,506	30,294	—(3)	2.56	2/24/2030	—	—
	62,424	121,176	—(5)	10.18	1/21/2031	—	—
	85,000	165,000	—(7)	6.77	12/7/2031	—	—
	62,500	—	1,187,500(8)	6.77	12/7/2031
	—	—	—	—	—	20,196(4)	105,019
	—	—	—	—	—	80,784(6)	420,077
	—	—	—	—	—	150(10)	780
Robert M. Vreeland	75,000	—	—	6.51	11/3/2024	—	—
	25,000	—	—	8.66	5/11/2025	—	—
	12,000	—	—	3.63	1/4/2026	—	—
	109,091	—	—	2.83	1/13/2027	—	—
	95,000	—	—	1.37	3/1/2028	—	—
	101,052	—	—(2)	2.19	2/24/2029	—	—
	34,371	16,929	—(3)	2.56	2/24/2030	—	—
	34,884	67,716	—(5)	10.18	1/21/2031	—	—
	51,000	99,000	—(7)	6.77	12/7/2031	—	—
	37,500	—	487,500(8)	6.77	12/7/2031	—	—
	—	—	—	—	—	11,286(4)	58,687
	—	—	—	—	—	45,144(6)	234,749
Mitchell W. Pratt	60,000	—	—	6.01	2/26/2025	—	—
	70,400	—	—	5.02	11/15/2025	—	—
	17,600	—	—	3.63	1/4/2026	—	—
	90,909	—	—	2.83	1/13/2027	—	—
	16,929	16,929	—(3)	2.56	2/24/2030	—	—
	34,884	67,716	—(5)	10.18	1/21/2031	—	—
	51,000	99,000	—(7)	6.77	12/7/2031	—	—
	37,500	—	487,500(8)	6.77	12/7/2031	—	—
	—	—	—	—	—	11,286(4)	58,687
	—	—	—	—	—	45,144(6)	234,749
	—	—	—	—	—	150(10)	780

Name	Option Awards(1)					Stock Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)
Barclay F. Corbus	50,000	—	—	6.01	2/26/2025	—	—
	80,000	—	—	5.02	11/15/2025	—	—
	20,000	—	—	3.63	1/4/2026	—	—
	75,936	—	—	2.83	1/13/2027	—	—
	95,000	—	—	1.37	3/1/2028	—	—
	101,052	—	—(2)	2.19	2/24/2029	—	—
	34,371	16,929	—(3)	2.56	2/24/2030	—	—
	34,884	67,716	—(5)	10.18	1/21/2031	—	—
	51,000	99,000	—(7)	6.77	12/7/2031	—	—
	50,000	—	525,000(8)	6.77	12/7/2031	—	—
	—	—	—	—	—	11,286(4)	58,687
	—	—	—	—	—	45,144(6)	234,749

(1)
Except as otherwise noted, all option and RSU awards granted before May 2016 were granted under our 2006 Plan and after May 2016 were granted under our 2016 Plan, and all such awards vest as follows: 34% of the shares subject to the award vest on the first anniversary of the date of grant and 33% of the shares subject to the award vest on each subsequent anniversary until all shares are fully vested, subject to continuing service by the named executive officer on each vesting date. The treatment of these option and RSU awards upon a termination or change of control is described under “Potential Payments Upon Termination or Change in Control” below.

(2)
Represents an option award granted on February 25, 2019.

(3)
Represents an option award granted on February 25, 2020.

(4)
Represents a RSU award granted on February 25, 2020.

(5)
Represents an option award granted on January 21, 2021.

(6)
Represents a RSU award granted on January 21, 2021.

(7)
Represents an option award granted on December 7, 2021.

(8)
Represents performance-based option awards granted on December 7, 2021. For 250,000 options granted to Mr. Littlefair, 150,000 options granted to each of Messrs. Vreeland and Pratt and for 200,000 options granted to Mr. Corbus: 25% of the total shares subject to the stock option award vest upon each achievement of a specific volume hurdle related to securing certain levels of RNG GGEs. For 1,000,000 options granted to Mr. Littlefair and 375,000 options granted to each of Messrs. Vreeland, Pratt and Corbus: 100% of the total shares subject to the stock option award vest immediately, if at all, if the closing share price of the Company’s common stock on Nasdaq equals or exceeds $14.00 for 20 consecutive trading days.

(9)
Amount determined by multiplying the unvested stock awards by $5.20, the closing price of our common stock on December 30, 2022.

(10)
Represents a RSU award granted December 19, 2022 pursuant to our 2016 Plan. 100% of the total shares subject to the RSU award fully vest on the first anniversary of the date of the grant, subject to continuing service by the named executive officer on the vesting date.

Option Exercises and Stock Vested
The following table summarizes exercises of option awards and vesting of stock awards for each of our named executive officers in 2022:
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Andrew J. Littlefair	—	—	61,812	354,268
Robert M. Vreeland	—	—	34,542	197,974
Mitchell W. Pratt	64,106	159,476	34,542	197,974
Barclay F. Corbus	—	—	34,542	197,974
Employment Agreements
On December 31, 2015, we entered into an employment agreement with each of our named executive officers. See the description under “Compensation Discussion and Analysis — Employment Agreements” and below under “Potential Payments Upon Termination or Change in Control” for more information.
Pension Benefits, Non-Qualified Defined Contribution and Other Deferred Compensation Plans
We do not have any defined-benefit plans that provide for payments or other benefits to our named executive officers at, following or in connection with their retirement. We also do not have any non-qualified defined contribution plans or other deferred compensation plans that provide for the deferral of compensation on a basis that is not tax-qualified.
Potential Payments Upon Termination or Change in Control
The narrative and tables below describe the amount of compensation to be paid to our named executive officers in the event of a termination of employment or a change in control. The amount of compensation payable to each of our named executive officers upon a voluntary termination, voluntary termination for good reason, involuntary without cause termination, failure by us to renew the named executive officer’s employment agreement upon its expiration, for-cause termination, change in control of our Company, termination in connection with a change in control and termination due to disability or death is shown in tabular format. Except as otherwise noted, the amounts shown in these tables assume that each such termination or change in control was effective as of December 31, 2022, and thus are estimates of the amounts that would be paid to our named executive officers upon an actual termination or change in control because such amounts could only be determined at the time of such an actual termination or change in control. The amounts shown in these tables are based on the terms of each named executive officer’s employment agreement with us and the terms of agreements relating to each named executive officer’s outstanding equity awards.
Severance Compensation under Employment Agreements
Pursuant to the terms of the employment agreement for each named executive officer:
•
If we terminate a named executive officer without “cause” (as such term is defined in the employment agreement), if a named executive officer resigns for “good reason” (as such term is defined in the employment agreement) or if we do not renew the employment agreement before expiration of the term or any renewal term, then the named executive officer would be entitled to (1) a lump-sum payment of an amount equal to the sum of (A) his annual base salary earned through the date of termination and any annual cash incentive earned for the prior year to the extent not previously paid, (B) any compensation previously deferred by the named executive officer (together with any accrued interest or earnings thereon), (C) 150% of one year’s then-current annual base salary, (D) 150% of his previous year’s annual cash incentive actually earned under our performance-based cash incentive plan, and (E) any vacation pay accrued and not paid as of the date of termination; (2) after the end of the calendar year in which the termination occurs, a lump-sum payment of an amount equal to the annual cash incentive that would be payable to the named executive officer under our performance-based cash incentive plan in respect of such year (based on the criteria applicable for that year) without any pro-rating; and (3) continuing participation, at our expense, for a period of one year from the date of termination in the benefit programs in which the named executive officer was enrolled at the time of termination.
•
If we terminate any named executive officer’s employment without cause or do not renew his employment agreement within six months before or one year after the date of a “change in control” (as such term is defined in the employment agreement), or if a named executive officer resigns for good reason within six months before or one year after the date of the change in control, then the named executive officer would be entitled to the severance compensation described above, except that the lump-sum payment described in (1) above for all named executive officers except Mr. Littlefair would consist of 225% of his then-current annual base salary, 225% of his previous year’s annual cash incentive actually earned under our performance-based cash incentive plan, and the amounts described in (A), (B) and (E); and the lump-sum payment described in (1) above for Mr. Littlefair would consist of 300% of his then-current annual base salary, 300% of his previous year’s annual cash incentive actually earned under our performance-based cash incentive plan, and the amounts described in (A), (B) and (E).

•
If any named executive officer ceases to be an employee due to death or disability, then the named executive officer would be entitled to the amounts described in (1) (A),(B) and (E) and (2) above, except that the amount described in (2) above would be pro-rated based on the number of weeks during the last fiscal year during which the named executive officer was an employee.

•
If, at any time that our common stock is not listed or quoted on a national securities exchange or an over-the-counter quotation system, (i) the employment of either of Messrs. Littlefair or Pratt is terminated for cause, we would be entitled, at our option, to repurchase all or a portion of our stock owned by him, or (ii) the employment of either of these named executive officers is terminated due to death or disability, we would be required to repurchase all of our stock owned by him.

In consideration of the receipt of any of the severance compensation described above and as a precondition to their receipt, each named executive officer would be required to execute and deliver, and not revoke, a release in favor of us in the form attached to his employment agreement. For purposes of the tables below, we have assumed that the amounts described in (1)(A) and (B) above have already been paid to the applicable named executive officer or are $0.
For purposes of each such named executive officer’s employment agreement:
•
“Cause” means (1) the named executive officer committing a material act of dishonesty against us, (2) the named executive officer being convicted of a felony involving moral turpitude or (3) the named executive officer committing a material breach of his confidentiality, trade secret, non-solicitation or invention assignment obligations under his employment agreement.

•
“Good reason” means the named executive officer resigns from his employment after we (1) have materially diminished the named executive officer’s duties, authority, responsibility, annual base salary or annual incentive compensation opportunity, (2) materially breach the employment agreement; (3) change the person to whom the named executive officer reports, or (4) change the location of the named executive officer’s principal place of employment.

•
“Change in control” means (1) any “person” (as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Exchange Act and the associated rules of the SEC promulgated thereunder), other than an existing stockholder of the Company as of January 1, 2006, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of our then-outstanding securities, or (2) a merger or consolidation of the Company in which its voting securities immediately before the merger or consolidation do not represent, or are not converted into securities that represent, a majority of the combined voting power of all voting securities of the surviving entity immediately after the merger or consolidation, or (3) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company, or (4) individuals who, as of the date of the employment agreement, constitute the Company’s board of directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Company’s board of directors; provided that, other than in connection with an actual or threatened proxy contest, any individual who becomes a director subsequent to the date of the employment agreement whose election, or nomination for election by the stockholders of the Company, was approved by the vote of at least a majority of the directors then in office shall be deemed a member of the Incumbent Board.
Vesting of Options and RSUs
The terms of the option awards granted to our named executive officers provide that all unvested options will be forfeited if the named executive officer’s employment with the Company is terminated for cause (as defined in his employment agreement) or voluntarily by the named executive officer before their applicable vesting date, that all unvested options will vest in full if the named executive officer’s employment is terminated by the Company without cause (as defined in his employment agreement), and that all vested options will generally continue to be exercisable for three months after the date of any such termination. The terms of the RSU awards granted to our named executive officers provide that all unvested RSUs will be forfeited if the named executive officer’s employment with the Company is terminated by the Company for cause or voluntarily by the named executive officer before their applicable vesting date, and that all unvested RSUs will vest in full if the named executive officer’s employment is terminated by the Company without cause or if the named executive officer ceases to be an employee due to death or disability before their applicable vesting date.
If the Company experiences a “change in control,” as defined in the 2016 Plan, then each such named executive officer’s option and RSU awards that are outstanding on the date that immediately precedes the change in control will (A) if such awards are not assumed or replaced by the successor company in the change in control, immediately vest in full and, if applicable, become fully exercisable on the date of the change in control, or (B) if such awards are assumed or replaced by the successor company in the change in control but the named executive officer’s employment is terminated by the successor company without cause or by the named executive officer for good reason within 12 months following the change in control (based on the definitions of “cause” and “good reason” in his employment agreement with us), immediately vest in full and, if applicable, become fully exercisable on the date of such termination.
For purposes of the tables below, the “spread” value (i.e., the excess of $5.20 per share, which was the closing price of our common stock on December 30, 2022, over the applicable option exercise price) of unvested option awards that were “in the money” on December 31, 2022 is presented.

Potential Payments to Each Named Executive Officer
Andrew J. Littlefair
The following table shows the potential cash payments or other benefits to be provided to our President and Chief Executive Officer, Andrew J. Littlefair, if a termination and/or a change in control had occurred as of December 31, 2022:
Benefit and Payments	Voluntary Termination	Voluntary Termination for Good Reason	Involuntary Not For Cause Termination	Failure to Renew Employment Agreement	For Cause Termination	Change in Control Termination(3)	Termination Due to Death or Disability
Cash Severance Payment	—	$2,677,085	$2,677,085	$2,677,085	—	$4,987,308	—
Continuation of Medical/Welfare Benefits (present value)	—	$25,850	$25,850	$25,850	—	$25,850	—
Vacation Pay	$80,863	$80,863	$80,863	$80,863	$80,863	$80,863	$80,863
RSU Vesting(1)	—	—	$525,876	$525,876	—	$525,876	$525,876
Option Vesting(2)	—	—	$79,976	$79,976	—	$79,976	$79,976
Total:	$80,863	$2,783,798	$3,389,650	$3,389,650	$80,863	$5,699,873	$686,715

(1)
At December 31, 2022, Mr. Littlefair held 101,130 RSUs that had not vested. The amounts in this row were determined by multiplying the unvested RSUs by $5.20, the closing price of our common stock on December 31, 2022.

(2)
At December 31, 2022, Mr. Littlefair held 30,294 options that had not vested and have an exercise price less than $5.20, the closing price of our common stock on December 31, 2022. The amounts in this row were determined by multiplying the total number of unvested shares underlying the options by the excess of $5.20 over the exercise price for such options.

(3)
Executive change in control severance is based on a double-trigger, requiring both a change in control event and either i) a voluntary termination with Good Reason or ii) an involuntary termination without Cause.

Robert M. Vreeland
The following table shows the potential cash payments or other benefits to be provided to our Chief Financial Officer, Robert M. Vreeland, if a termination and/or a change in control had occurred as of December 31, 2022:
Benefit and Payments	Voluntary Termination	Voluntary Termination for Good Reason	Involuntary Not For Cause Termination	Failure to Renew Employment Agreement	For Cause Termination	Change in Control Termination(3)	Termination Due to Death or Disability
Cash Severance Payment	—	$1,319,873	$1,319,873	$1,319,873	—	$1,908,331	—
Continuation of Medical/Welfare Benefits (present value)	—	$14,819	$14,819	$14,819	—	$14,819	—
Vacation Pay	$48,195	$48,195	$48,195	$48,195	$48,195	$48,195	$48,195
RSU Vesting(1)	—	—	$293,436	$293,436	—	$293,436	$293,436
Option Vesting(2)	—	—	$44,693	$44,693	—	$44,693	$44,693
Total:	$48,195	$1,382,887	$1,721,016	$1,721,016	$48,195	$2,309,474	$386,324

(1)
At December 31, 2022, Mr. Vreeland held 56,430 RSUs that had not vested. The amounts in this row were determined by multiplying the unvested RSUs by $5.20, the closing price of our common stock on December 31, 2022.

(2)
At December 31, 2022, Mr. Vreeland held 16,929 options that had not vested and have an exercise price less than $5.20, the closing price of our common stock on December 31, 2022. The amounts in this row were determined by multiplying the total number of unvested shares underlying the options by the excess of $5.20 over the exercise price for such options.

(3)
Executive change in control severance is based on a double-trigger, requiring both a change in control event and either i) a voluntary termination with Good Reason or ii) an involuntary termination without Cause.

Mitchell W. Pratt
The following table shows the potential cash payments or other benefits to be provided to our Chief Operating Officer and Corporate Secretary, Mitchell W. Pratt, if a termination and/or a change in control had occurred as of December 31, 2022:
Benefit and Payments	Voluntary Termination	Voluntary Termination for Good Reason	Involuntary Not For Cause Termination	Failure to Renew Employment Agreement	For Cause Termination	Change in Control Termination(3)	Termination Due to Death or Disability
Cash Severance Payment	—	$1,524,509	$1,524,509	$1,524,509	—	$2,204,203	—
Continuation of Medical/Welfare Benefits (present value)	—	$25,850	$25,850	$25,850	—	$25,850	—
Vacation Pay	$59,973	$59,973	$59,973	$59,973	$59,973	$59,973	$59,973
RSU Vesting(1)	—	—	$294,216	$294,216	—	$294,216	$294,216
Option Vesting(2)	—	—	$44,693	$44,693	—	$44,693	$44,693
Total:	$59,973	$1,610,332	$1,949,241	$1,949,241	$59,973	$2,628,935	$398,882

(1)
At December 31, 2022, Mr. Pratt held 56,580 RSUs that had not vested. The amounts in this row were determined by multiplying the unvested RSUs by $5.20, the closing price of our common stock on December 31, 2022.

(2)
At December 31, 2022, Mr. Pratt held 16,929 options that had not vested and have an exercise price less than $5.20, the closing price of our common stock on December 31, 2022. The amounts in this row were determined by multiplying the total number of unvested shares underlying the options by the excess of $5.20 over the exercise price for such options.

(3)
Executive change in control severance is based on a double-trigger, requiring both a change in control event and either i) a voluntary termination with Good Reason or ii) an involuntary termination without Cause.

Barclay F. Corbus
The following table shows the potential cash payments or other benefits to be provided to our Senior Vice President, Strategic Development and Renewable Fuels, Barclay F. Corbus, if a termination and/or a change in control had occurred as of December 31, 2022:
Benefit and Payments	Voluntary Termination	Voluntary Termination for Good Reason	Involuntary Not For Cause Termination	Failure to Renew Employment Agreement	For Cause Termination	Change in Control Termination(3)	Termination Due to Death or Disability
Cash Severance Payment	—	$1,404,603	$1,404,603	$1,404,603	—	$2,030,838	—
Continuation of Medical/Welfare Benefits (present value)	—	$33,236	$33,236	$33,236	—	$33,236	—
Vacation Pay	$55,256	$55,256	$55,256	$55,256	$55,256	$55,256	$55,256
RSU Vesting(1)	—	—	$293,436	$293,436	—	$293,436	$293,436
Option Vesting(2)	—	—	$44,693	$44,693	—	$44,693	$44,693
Total:	$55,256	$1,493,095	$1,831,224	$1,831,224	$55,256	$2,457,459	$393,385

(1)
At December 31, 2022, Mr. Corbus held 56,430 RSUs that had not vested. The amounts in this row were determined by multiplying the unvested RSUs by $5.20, the closing price of our common stock on December 31, 2022.

(2)
At December 31, 2022, Mr. Corbus held 16,929 options that had not vested and have an exercise price less than $5.20, the closing price of our common stock on December 31, 2022. The amounts in this row were determined by multiplying the total number of unvested shares underlying the options by the excess of $5.20 over the exercise price for such options.

(3)
Executive change in control severance is based on a double-trigger, requiring both a change in control event and either i) a voluntary termination with Good Reason or ii) an involuntary termination without Cause.

Pay Ratio
We are required by applicable SEC rules to disclose the annual total compensation of our Chief Executive Officer, the median annual total compensation of all of our other employees, and the ratio of these two amounts.
In determining the median annual total compensation of our employees other than our Chief Executive Officer, we started by preparing a list of all such employees as of December 31, 2022 and each such employee’s taxable earnings for 2022 as reflected in our payroll records, which generally consists of salary; regular, hourly, and overtime wages; commissions; incentives and other miscellaneous earnings. This list includes all our employees on such date (except solely for our Chief Executive Officer), whether employed on a full-time, part-time, seasonal or temporary basis and wherever located, resulting in 516 employees who are all located in the United States. For any such employees who are permanently employed (in other words, who are not employed on a seasonal or temporary basis) and who joined the Company after January 1, 2022, this list reflects 2022 taxable earnings on an annualized basis. We then ordered the employees in this list based on the amounts of their 2022 taxable earnings, selected the single employee at the midpoint of the re-ordered list, and calculated the amount of this single midpoint employee’s annual total compensation using the methodology required by SEC rules for calculating the total compensation of our named executive officers as reported in the Summary Compensation Table above. The annual total compensation for our median employee was $109,131, and the annual total compensation for our Chief Executive Officer was $1,125,510. We estimate the ratio of the annual total compensation of our Chief Executive Officer to the median annual total compensation of all our other employees is 10 to 1.
We believe this pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules. In light of the many different methodologies, exclusions, estimates and assumptions companies are permitted to use in determining an estimate of their respective pay ratios, as well as the differing employment and compensation practices and industry standards that impact these ratios, our estimated pay ratio information may not be comparable to the pay ratio information reported by other companies, and we discourage the use of this information as a basis for comparison between companies. Neither our compensation committee nor our management used our pay ratio information in making compensation decisions for 2022 or 2023.
Pay Versus Performance
Under rules adopted pursuant to the Dodd-Frank Act, we are required to disclose certain information about the relationship between the compensation actually paid to our named executive officers and certain measures of company performance. The material that follows is provided in compliance with these rules; however, additional information regarding our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made this year is described above in our “Compensation Discussion and Analysis.”
The following table provides information regarding compensation actually paid to our principal executive officer, or PEO, and other NEOs for each year from 2020 to 2022, compared to our total shareholder return (“TSR”) from December 31, 2019 through the end of each such year, and our Net Income, and Adjusted EBITDA for each such year.
Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total for Other NEOs(3)	Average Compensation Actually Paid for Other NEOs(2)(3)	Value of initial fixed $100 investment based on(4):		Net Income (loss) ($) (in thousands)	Economic Adjusted EBITDA ($)(6) (in thousands)
					TSR	Peer Group TSR
2022	$1,125,510	$297,609	$650,073	$278,924	$256.16	$114.70	$(58,733)	$50,003
2021	$10,811,193	$9,710,227	$5,208,251	$4,623,456	$301.97	$146.23	$(93,146)	$57,032
2020	$1,826,353	$4,056,472	$951,260	$2,120,126	$387.19	$128.61	$(9,864)	$45,134

(1)
Mr. Littlefair was the CEO for each of 2020, 2021 and 2022.

(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, “compensation actually paid” is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date). NEOs do not participate in a defined benefit plan so no adjustment for pension benefits is included in the table below. Similarly, no adjustment is made for dividends as dividends are factored into the fair value of the award. Finally, there were no equity awards which were granted and vested in the same year. The following table details these adjustments:

Year	Executive(s)	Summary Compensation Table Total	Subtract Stock Awards ($)	Add Year-End Equity Value ($)	Add Change in Value of Prior Unvested Equity Awards ($)	Add Change in Value of Vested Equity Awards ($)	Subtract Value of Equity Awards that Failed to Meet Vesting Conditions	Compensation Actually Paid ($)
2022	CEO	$1,125,510	$852	$780	$(833,791)	$5,962	—	$297,609
	Other NEOs	$650,073	$284	$260	$(374,021)	$2,896	—	$278,924
2021	CEO	$10,811,193	$9,200,924	$7,210,210	$(239,935)	$1,283,125	$153,443	$9,710,227
	Other NEOs	$5,208,251	$4,353,301	$3,316,767	$(131,158)	$663,205	$80,307	$4,623,456
2020	CEO	$1,826,353	$296,208	$1,057,074	$1,448,260	$53,165	$32,172	$4,056,472
	Other NEOs	$951,260	$165,528	$590,718	$741,170	$19,344	$16,838	$2,120,126

(3)
For each of 2020, 2021 and 2022, the other NEOs were Messrs. Vreeland, Pratt, and Corbus.

(4)
TSR is determined based on the value of an initial fixed investment of  $100. The TSR peer group consists of the Russell 2000 Index.

(5)
The most important performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•
Adjusted EBITDA (6)

•
Volume (in GGEs)

•
Volume Margin per GGE

•
Volume of RNG

(6)
Please see “Calculation of 2022 Adjusted EBITDA” below for more information on how we define Adjusted EBITDA.

Relationship Between “Compensation Actually Paid” and Performance Measures
The charts below show, for the past three years, the relationship of the Company’s TSR relative to its peers as well as the relationship between the CEO and non-CEO “compensation actually paid” and (i) the Company’s TSR; (ii) the Company’s net income; and (iii) the Company’s Economic Adjusted EBITDA.

Compensation Actually Paid vs. Adjusted EBITDA (6)
Compensation Actually Paid (millions)
Adjusted EBITDA (millions)
15
10
5
0
60
55
50
45
40
57.032
45.134
50.003
2020
2021
2022
PEO
Average for Non-PEO NEOs
Adjusted EBITDA

Compensation Actually Paid vs. Company TSR
Compensation Actually Paid (millions)
12
10
8
6
4
2
0
400
350
300
250
200
150
100
Cumulative TSR (value of initial $100 investment)
387.19
$301.97
$256.16
2020
2021
2022
PEO
Average for Non-PEO NEOs
TSR

Risks Related to Compensation Policies and Practices
The compensation committee regularly monitors and considers whether our overall compensation programs, including our executive compensation program, create incentives for employees to take excessive or unreasonable risks that could materially harm our Company. Although risk-taking is a necessary part of any business, the compensation committee focuses on aligning the Company’s compensation policies with the long-term interests of the Company and its stockholders and avoiding short-term rewards for management decisions that could pose long-term risks to the Company. Although a portion of our executive compensation plan is performance-based, which could motivate risk-taking, we do not believe our overall compensation structure encourages excessive or unnecessary risk-taking. We believe our approach to goal-setting, the mix of different types of compensation, payouts at multiple levels of performance, evaluation of performance results, and allowance for compensation committee discretion in determining award types, levels and payouts assist in mitigating these risks, as follows:
•
Our compensation structure includes a combination of compensation vehicles, including a competitive base salary and benefits generally available to all of our employees, equity awards to incentivize long-term performance and align the interests of our employees with those of our stockholders, annual cash incentives to reward executives for achieving Company objectives, and change in control and post-termination severance compensation to encourage retention of our key executives.

•
To discourage excessive or unnecessary risk-taking, for 2022, payouts to each named executive officer under our performance-based cash incentive plan were based on five distinct performance metrics, each with material weighting. Additionally, the compensation committee retains the discretion to increase or decrease payouts under this incentive plan as it deems appropriate.
•
To help mitigate risks of overpayment due to fraudulent, intentional or grossly negligent errors, our clawback policy permits us, under certain circumstances, to recover certain cash compensation in the event of a restatement of our financial statements or excess payments of performance-based compensation in the event of a restatement or other adjustment of the performance measures on which the payments are based.

We further believe that our internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing our Company to a harmful long-term business transaction in exchange for a short-term compensation benefit.
Based on the factors described above, we believe our 2022 compensation programs do not create risks that are reasonably likely to have a material adverse effect on our Company.
Calculation of 2022 Adjusted EBITDA
The following table shows adjusted EBITDA as we defined it for 2022 and reconciles this non-GAAP financial measure to the GAAP measure net income (loss):
Year Ended December 31, 2022
(in thousands)
Net loss attributable to Clean Energy Fuels Corp.	$(58,733)
Income tax expense	220
Interest expense	6,308
Interest income	(3,374)
Depreciation and amortization	54,674
Amazon warrant charges	24,302
Stock-based compensation	26,473
Loss (income) from SAFE&CEC S.r.l equity method investment	650
Loss (gain) from change in fair value of derivative instruments	(517)
Adjusted EBITDA	$50,003

DIRECTOR COMPENSATION
Overview
We use cash and equity compensation to attract and retain qualified candidates to serve on our Board. The amount and type of cash and equity compensation awarded to non-employee directors in 2022 was determined by the compensation committee in its sole discretion. In setting non-employee director compensation for 2022, the compensation committee considered a variety of factors, including the significant amount of time that our directors spend in fulfilling their duties to our Company, as well as the level of experience and skill required of the members of the Board. We also awarded compensation to individual non-employee directors or directors serving in certain positions on our Board or its committees in recognition of outstanding service or efforts on the Company’s behalf. Further, in setting director compensation, our compensation committee considered that a director’s independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes charitable or political contributions to organizations with which a director is affiliated or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which a director is affiliated. Directors who are our employees receive no additional compensation for their services as directors. In addition, for 2022 and 2023 each of Mr. Wolffsheim and Ms. Boissy-Rousseau voluntarily waived their right to receive compensation for their services as a director of our Company.
In November 2022, following consultation with the compensation committee’s independent compensation consultant, Semler Brossy, we adopted our new Directors’ Compensation Policy, effective January 1, 2023. We adopted our new Directors’ Compensation Policy to formalize our director compensation arrangements and director equity award grant practices, and we believe our new policy will facilitate our Board’s mission of attracting and retaining highly skilled directors.
After reviewing the factors described above and others that it considered relevant, the compensation committee approved the non-employee director compensation program described below for 2022 and 2023 compensation.
Cash
For 2022 and 2023, our non-employee directors (other than Mr. Wolffsheim and Ms. Boissy-Rousseau) received (or will receive) the following cash compensation:
Type of Retainer or Fee	2022 Amounts	2023 Amounts
Annual Cash Retainer	$60,000	$70,000
Annual Chairperson Retainer	$60,000	$60,000
Annual Audit Committee Chairperson Retainer	$10,000	$15,000
Annual Compensation Committee Chairperson Retainer	—	$10,000
Annual Nominating and Corporate Governance Committee Chairperson Retainer	—	$5,000
Annual Audit Committee Member Retainer	$2,500	$5,000
Annual Compensation Committee Member Retainer	—	$4,000
Annual Nominating and Corporate Governance Committee Member Retainer	—	$3,000
These cash retainers will be paid on a quarterly basis, following the end of each quarter in arrears, and will be pro-rated if a non-employee director serves (or serves in the corresponding position, as the case may be) for only a portion of the quarter.
Equity
As disclosed in our Proxy Statement supplement filed with the SEC on April 22, 2022, the compensation committee cancelled the entire portion of each non-employee director’s 2021 equity awards that was in excess of the calendar year limit in the 2016 Plan. Following such cancellation, the non-employee directors in office on April 21, 2022 who did not voluntarily waive their right to director compensation (other than

Ms. Paskett) each received an option award covering 86,956 shares and having an exercise price equal to $6.60 (the “2022 Director Grants”). Ms. Paskett did not receive a 2022 Director Grant because she was granted an initial option award in connection with her appointment to the Board in December 2021. The 2022 Director Grants were the only equity awards granted to the non-employee directors in 2022, and beginning in 2023, all non-employee director equity grants will be made in accordance with our Director Compensation Policy described below.
Pursuant to the Directors’ Compensation Policy, effective January 1, 2023, the non-employee directors will receive an annual equity award with a value of $120,000, which award shall be fifty percent (50%) in nonstatutory stock options (the “Annual Stock Option Award”) and fifty percent (50%) in restricted stock units of the Company (collectively with the Annual Stock Option Award, the “Equity Awards”), with such awards to be granted on the date of each Annual Meeting. Subject to the non-employee director’s continued service with the Company, each Equity Award will vest in one installment on the first anniversary of the date of grant (or on the date of the following year’s Annual Meeting, if earlier). Each new non-employee director appointed or elected after the date of the Annual Meeting, will automatically be granted pro-rated Equity Awards. In addition, each Equity Award will be subject to the terms and conditions of the 2016 Plan and will be evidenced by, and subject to the terms and conditions of, any award agreement in the form approved by the Board to evidence such type of grant pursuant to the Directors’ Compensation Policy.
Each of our non-employee directors is also reimbursed for reasonable out-of-pocket expenses for attendance at Board and committee meetings.
Director Compensation Table
The following table summarizes the compensation we paid to directors who are not employees of our Company for 2022:
Name(1)	Fees Earned or Paid in Cash ($)	Option Awards(2) ($)	Total ($)
Stephen A. Scully(3)	122,500	374,780	497,280
Lizabeth Ardisana(4)	60,000	374,780	434,780
James C. Miller III(5)	70,000	374,780	444,780
Kenneth M. Socha(6)	60,000	374,780	434,780
Vincent C. Taormina(7)	62,500	374,780	437,280
Parker A. Weil(8)	62,500	374,780	437,280
Lorraine Paskett(9)	60,000	—	60,000
Karine Boissy-Rousseau	—	—	—
Laurent Wolffsheim	—	—	—

(1)
Andrew J. Littlefair, our President and Chief Executive Officer, is not included in this table because he is an employee of the Company and thus receives no additional compensation for his services as a director. The compensation received by Mr. Littlefair as an employee of the Company is shown in the Summary Compensation Table above. Mr. Wolffsheim and Ms. Boissy-Rousseau each voluntarily waived their right to receive compensation for 2022.

(2)
On April 21, 2022, each non-employee director (other than Ms. Paskett, Mr. Wolffsheim and Ms. Boissy-Rousseau) received an option award covering 86,956 shares and having an exercise price equal to $6.60 (the “2022 Director Grants”). Ms. Paskett did not receive a 2022 Director Grant because she was granted an initial option award in connection with her appointment to the Board in December 2021. The amounts shown in this column represent the grant date fair value of these option awards calculated in accordance with FASB ASC 718. For a discussion about the valuation models and assumptions used to calculate the fair value of these awards, see Note 13 to the consolidated financial statements included in the Annual Report.

(3)
As of December 31, 2022, Mr. Scully had fully vested and outstanding options to purchase the following: 20,000 shares at an exercise price of $11.93; 20,000 shares at an exercise price of $5.54; 40,000 shares at an exercise price of $1.37; 42,500 shares at an exercise price of $2.19; 42,000 shares at an exercise price of $2.56; 75,000 shares at an exercise price of $10.18; and 86,956 outstanding unvested options to purchase shares at an exercise price of $6.60.

(4)
As of December 31, 2022, Ms. Ardisana had fully vested and outstanding options to purchase the following: 22,000 shares at an exercise price of $2.56; 51,813 shares at an exercise price of $10.18; and 86,956 outstanding unvested options to purchase shares at an exercise price of $6.60.

(5)
As of December 31, 2022, Mr. Miller had fully vested and outstanding options to purchase the following: 20,000 shares at an exercise price of $11.93; 20,000 shares at an exercise price of $5.54; 42,500 shares at an exercise price of $2.19; 42,000 shares at an exercise price of $2.56; 51,813 shares at an exercise price of $10.18; and 86,956 outstanding unvested options to purchase shares at an exercise price of $6.60.

(6)
As of December 31, 2022, Mr. Socha had fully vested and outstanding options to purchase the following: 20,000 shares at an exercise price of $11.93; 20,000 shares at an exercise price of $5.54; 42,500 shares at an exercise price of $2.19; 42,000 shares at an exercise price of $2.56; 51,813 shares at an exercise price of $10.18; and 86,956 outstanding unvested options to purchase shares at an exercise price of $6.60.

(7)
As of December 31, 2022, Mr. Taormina had fully vested and outstanding options to purchase the following: 20,000 shares at an exercise price of $11.93; 20,000 shares at an exercise price of $5.54; 40,000 shares at an exercise price of $1.37; 42,500 shares at an exercise price of $2.19; 42,000 shares at an exercise price of $2.56; 51,813 shares at an exercise price of $10.18; and 86,956 outstanding unvested options to purchase shares at an exercise price of $6.60.

(8)
As of December 31, 2022, Mr. Weil had fully vested and outstanding options to purchase the following: 42,000 shares at an exercise price of $2.70; 51,813 shares at an exercise price of $10.18; and 86,956 outstanding unvested options to purchase shares at an exercise price of $6.60.

(9)
As of December 31, 2022, Ms. Paskett had outstanding unvested options to purchase the following: 100,000 shares at an exercise price of $6.49.

EQUITY COMPENSATION PLANS
Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes information about compensation plans under which our equity securities are authorized for issuance as of December 31, 2022:
Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	16,151,285(1)	$6.26(2)	11,351,382(3)
Equity compensation plans not approved by security holders	—	—	—
Total	16,151,285	$6.26	11,351,382

(1)
Of these shares, 1,105,800 were subject to options then outstanding under the 2006 Plan, 14,350,540 were subject to options then outstanding under the 2016 Plan, and 694,945 were subject to RSUs then outstanding under the 2016 Plan. The Company’s authority to grant new awards under the 2006 Plan terminated upon the adoption of the 2016 Plan in May 2016.

(2)
This weighted-average exercise price does not reflect 694,945 shares that will be issued upon the settlement of outstanding RSUs.

(3)
Represents (a) 8,902,966 shares available for future issuance under the 2016 Plan as of December 31, 2022, and (b) 2,448,416 shares available for future issuance under the ESPP, excluding 51,584 shares that were subject to purchase under the ESPP during the purchase period ended December 31, 2022. Shares available under the 2016 Plan may be used for any type of award authorized in that plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions
Except as described below, since January 1, 2022, there has not been, nor is there currently proposed, any transaction or series of similar transactions in which we were or are to be a participant, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of our common stock or any immediate family member of any of the foregoing had or will have a direct or indirect material interest. This does not include employment compensation or compensation for Board service, which are described elsewhere in this Proxy Statement.
Relationships with TotalEnergies and its Affiliates
During 2022, the Company recognized revenue of $7.6 million related to RINs and LNG sold to TotalEnergies and its affiliates in the ordinary course of business and AFTCs associated therewith.
During 2022, the Company paid TotalEnergies $8.4 million for expenses incurred in the ordinary course of business and settlements on commodity swap contracts. As of December 31, 2022, the amount due to TotalEnergies was $0.2 million.
TotalEnergies Agreements
On May 9, 2018, we entered into a stock purchase agreement (the “Purchase Agreement”) with TotalEnergies Marketing Services, SAS (“TMS”) for the sale and issuance to TMS of up to 50,856,296 shares of our common stock, representing approximately 25% of the outstanding shares of our common stock and the largest ownership position of our Company, for a per share purchase price of $1.64 and an aggregate cash purchase price of $83.4 million. The TotalEnergies private placement closed on June 13, 2018.
Pursuant to the Purchase Agreement, TMS has the right to designate up to two individuals to serve as directors on our Board. Subject to certain limited conditions as described in the Purchase Agreement, including compliance with our governing documents and all applicable laws, rules and regulations, we will be obligated to appoint or nominate for election as directors of our Company the individuals so designated by TMS and, from and after such appointment or election, either (1) appoint one of these individuals to serve on the audit committee of the Board and any other Board committees that may be formed from time to time for the purpose of making decisions that are strategically significant to our Company, or (2) nominate another individual as an observer of such Board committees, who is to be invited to attend all meetings of such committees in a non-voting observer capacity. TMS’ rights and our obligations relating to these designees and observers continue until (and if) (a) with respect to TMS’ right to designate two individuals to serve as directors on our Board and an optional observer to serve on certain Board committees, TMS’ voting power is less than 16.7% but more than 10.0%, and (b) with respect to TMS’ right to designate one individual to serve as a director on our Board and an optional observer to serve on certain Board committees, TMS’ voting power is less than 10.0%, in each case measured in relation to the votes then entitled to be cast in an election of directors by our stockholders.
The Purchase Agreement also provides that, until the later of May 9, 2020 or such date when TMS ceases to hold more than 5% of our common stock then outstanding, among other similar undertakings and subject to customary conditions and exceptions, TMS and its affiliates are prohibited from purchasing shares of our common stock or otherwise pursuing transactions that would result in TMS owning more than 30% of our equity securities without the approval of our Board.
In connection with the Purchase Agreement on May 9, 2018, we and all of our then-directors and officers entered into a voting agreement with TMS. Pursuant to the voting agreement, each of our directors and officers agreed to vote all shares of our common stock presently or hereafter owned or controlled by such director or officer, in any vote of our stockholders that may be held from time to time, in favor of the election of the individuals designated by TMS to serve as directors on our Board. Each of our directors and officers has also granted to TMS a proxy to vote all such shares in accordance with the terms of the voting agreement. For each of our directors and officers party to the voting agreement, the voting obligations contained in the agreement continue from and after, and for so long as, TMS’ director designation rights are in effect, as described above, and such director or officer continues to serve in such capacity for our Company and continues to hold shares of our common stock.
Pursuant to the Purchase Agreement, we also entered into a registration rights agreement with TMS on June 13, 2018. Pursuant to the registration rights agreement, we became obligated to, at our expense, (1) file one or more registration statements with the SEC to cover the resale of the shares of our common stock purchased by TMS under the Purchase Agreement, (2) use our commercially reasonable efforts to cause all such registration statements to be declared effective in a timely manner, (3) use our commercially reasonable efforts to maintain the effectiveness of such registration statements until all such shares are sold or may be sold without restriction pursuant to applicable rules under the Securities Act, and (4) make and keep available adequate current public information and timely file with the SEC all required reports and other documents until all such shares are sold or may be sold without restriction. If such registration statements are not filed or declared effective as described above or any such effective registration statements subsequently become unavailable for more than 30 days in any 12-month period while they are required to be maintained as effective, then we would be required to pay liquidated damages to TMS equal to 0.75% of the aggregate purchase price for the shares remaining eligible for such registration rights each month for each such failure (up to a maximum of 4.0% of the aggregate purchase price for the shares remaining eligible for such registration rights each year).
Credit Support Agreement
On January 2, 2019, we entered into a credit support agreement (as amended, the “CSA”) with TotalEnergies Holdings USA Inc. (“THUSA”), a wholly owned subsidiary of TotalEnergies. Under the CSA, THUSA agreed to enter into a guaranty agreement (“Guaranty”) pursuant to which it guaranteed our obligation to repay up to $100.0 million in term loans (“Loans”) and interest thereon in accordance with a term credit agreement we had entered into with an unaffiliated third party (the “Lender”). In consideration for the commitments of THUSA under the CSA, we were required to pay THUSA a quarterly guaranty fee at a rate per quarter equal to 2.5% of the average aggregate Loan amount for the preceding calendar quarter.
Following any payment by THUSA to the Lender under the Guaranty, we would be obligated to immediately pay to THUSA the full amount of such payment plus interest on such amount at a rate equal to LIBOR plus 1.0%. In addition, we would be obligated to pay and reimburse THUSA for all reasonable out-of-pocket expenses it incurred in the performance of its services under the CSA, including all reasonable out-of-pocket attorneys’ fees and expenses incurred in connection with the payment to the Lender under the Guaranty or any enforcement or attempt to enforce any of our obligations under the CSA.
The CSA included customary representations and warranties and affirmative and negative covenants by us. In addition, upon the occurrence of a “Trigger Event” and during its continuation, THUSA may, among other things: elect not to guarantee additional Loans; declare all or any portion of the outstanding amounts we owe THUSA under the CSA to be due and payable; and exercise all other rights it may have under applicable law. Each of the following events constituted a Trigger Event: we default with respect to any payment obligation under the CSA; any representation or warranty made by us in the CSA was false, incorrect, incomplete or misleading in any material respect when made; we fail to observe or perform any material covenant, obligation, condition or agreement in the CSA; or we default in the observance or performance of any agreement, term or condition contained in any other agreement with THUSA or an affiliate of THUSA.
As security for our obligations under the CSA, on January 2, 2019, we entered into a pledge and security agreement with THUSA and delivered a collateral assignment of contracts to THUSA, pursuant to which we collaterally assigned to THUSA all fueling agreements we enter into with participants in our Zero Now truck financing program. In addition, on January 2, 2019, we entered into a lockbox agreement with THUSA and PlainsCapital Bank, under which we granted THUSA a security interest in the cash flow generated by the fueling agreements we enter into with participants in the Zero Now program. Until the occurrence of a Trigger Event or Fundamental Trigger Event (as described below) under the CSA, we had the freedom to operate in the normal course and there were no restrictions on the flow of funds in and out of the lockbox account established pursuant to the lockbox agreement. Upon the occurrence of a Trigger

Event under the CSA, all funds in the lockbox account will be: first, used to make scheduled debt repayments of Loans and interest thereon; and second, released to us. Further, upon the occurrence of a “Fundamental Trigger Event” under the CSA and during its continuation, in addition to exercising any of the remedies available to THUSA upon the occurrence of a Trigger Event as described above: all participants in the Zero Now program would pay amounts owed under their fueling agreements with us directly into the lockbox account; under a “sweep” mechanism, all cash in the lockbox account would be used to prepay all outstanding Loans; no other disbursements from the lockbox account could be made without THUSA’s consent; THUSA would retain dominion over the lockbox account and the funds in the account would remain as security for our payment and reimbursement obligations under the CSA. Each of the following events constituted a Fundamental Trigger Event: we default in the observance or performance of any agreement, term or condition contained in the term credit agreement governing the Loans that would constitute an event of default thereunder, up to or beyond any grace period provided in such agreement, unless waived by the Lender; we default in the observance or performance of any agreement, term or condition contained in any evidence of indebtedness other than such term credit agreement, and the effect of such default is to cause, or permit the holders of such indebtedness to cause, acceleration of indebtedness in an aggregate amount for all such collective defaults of $20.0 million or more; voluntary and involuntary bankruptcy and insolvency events; and the occurrence of a change of control of our Company.
The CSA terminates following the later of: the payment in full of all of our obligations under the CSA; and the termination or expiration of the Guaranty following the maturity date of the last outstanding Loan or December 31, 2023, whichever is earlier. The Loans were paid in full on December 23, 2022. During 2022, no money was paid to TotalEnergies related to the guaranty fee under the CSA.
Commodity Swap Arrangements
In October 2018, we entered into commodity swap arrangements with TotalEnergies Gas & Power North America, an affiliate of TotalEnergies and THUSA, intended to manage diesel price fluctuation risks related to the natural gas fuel supply commitments we expect to make in our anticipated fueling agreements with fleet operators that participate in our Zero Now truck financing program, which arrangements cover five million diesel gallons of natural gas fuel volume annually from April 2019 through June 2024. During the year ended December 31, 2022, the Company paid TotalEnergies Gas & Power North America $7.8 million for settlements on commodity swap contracts and recognized revenue of $0.5 million related to settlements on commodity swap contracts.
Joint Venture
On March 3, 2021, we entered into an agreement (the “TotalEnergies JV Agreement”) with TotalEnergies to create 50/50 joint ventures to develop anaerobic digester gas (“ADG”) RNG production facilities in the United States. The TotalEnergies JV Agreement contemplates investing up to $400.0 million of equity in production projects, and TotalEnergies and the Company each committed to initially provide $50.0 million. Pursuant to the TotalEnergies JV Agreement, the Company and TotalEnergies have given each party a limited right of first opportunity to invest in ADG RNG projects they respectively originate. Currently, there is one ADG RNG joint venture project under construction pursuant to the TotalEnergies JV Agreement and is expected to be substantially complete in early 2023. This project is estimated to produce up to 1.1 million GGEs of RNG annually, all of which will be available to us for sale to the vehicle fuels market. During 2022, the Company recognized management fee revenue of $1.3 million related to the joint venture with TotalEnergies.
Relationship Involving Ms. Paskett
The spouse of Ms. Paskett, who was appointed to our Board in December 2021, is a partner at Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”), a law firm that provides legal services to the Company. The Company paid $495,815.34 in legal fees to Akin Gump in 2022.
Relationship Involving Mr. Littlefair
The son of Andrew J. Littlefair, our President and Chief Executive Officer, is employed by the Company in a non-executive officer position and received total cash compensation of less than $120,000 in 2022. His compensation, which was approved by the Company’s audit committee, was established by the Company in accordance with its compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions and without the involvement of Andrew J. Littlefair.
Policies and Procedures for Related Party Transactions
Our audit committee charter requires that all related party transactions, as defined in applicable SEC rules, be reviewed and approved by our audit committee or another independent body of the Board, in accordance with applicable Nasdaq rules. When evaluating any such transaction, our audit committee focuses on whether the terms of the transaction are at least as favorable to us as terms we would receive on an arm’s-length basis from an unaffiliated third party. Each of the transactions described above that was required to be reviewed and approved by the audit committee in accordance with its charter was so reviewed and approved.

AUDIT COMMITTEE REPORT
The audit committee is responsible for overseeing our accounting, auditing and financial reporting practices on behalf of the Board. Management is responsible for the preparation and presentation of our consolidated financial statements, including establishing accounting and financial reporting principles and establishing and maintaining systems of internal control over financial reporting. Our independent registered public accounting firm is responsible for expressing an opinion on our consolidated financial statements and an opinion on our internal control over financial reporting.
In performing its responsibilities, the audit committee has reviewed and discussed, with management and KPMG LLP, our independent registered public accounting firm, the audited consolidated financial statements included in the Annual Report. The audit committee has also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.
Additionally, the audit committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the audit committee concerning independence and has discussed with KPMG LLP its independence.
Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited consolidated financial statements of Clean Energy Fuels Corp. be included in our annual report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
Audit Committee:
James C. Miller III, Chairman
Stephen A. Scully
Vincent C. Taormina
Parker A. Weil
This audit committee report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act, other than as provided by applicable SEC rules, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. This audit committee report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

OTHER MATTERS
Stockholder Proposals for 2024 Annual Meeting
Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2024 annual meeting of stockholders and considered for inclusion in our proxy materials for that meeting must be received by our Secretary at our principal executive offices no later than December 7, 2023. However, if we change the date of the 2024 annual meeting of stockholders by more than 30 days from the date of this year’s Annual Meeting, then such proposals must be received a reasonable time before we begin to print and send our proxy materials for the 2024 annual meeting of stockholders.
Director Nominations or Stockholder Proposals to be Brought Before an Annual Meeting But Not Included in Our Proxy Materials
Our amended and restated bylaws provide that, for stockholder nominations of directors or other proposals to be considered at an annual meeting but not sought to be included in our proxy materials for the meeting, the stockholder must have given timely written notice of the director nomination or proposal to us. To be timely for our 2024 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between the close of business on February 18, 2024 and the close of business on March 19, 2024; provided, however, that if our 2024 annual meeting of stockholders is not held between April 18, 2024 and June 17, 2024, then notice will be timely if it is received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by us fewer than 70 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us. A stockholder’s notice to the Company must set forth, as to each director nominee or other proposal the stockholder proposes to bring before our 2024 annual meeting, all of the information required by our amended and restated bylaws. We will not entertain any director nominations or other proposals at the Annual Meeting or at our 2024 annual meeting that do not meet the requirements set forth in our amended and restated bylaws. Stockholder proposals or director nominations submitted to the Company’s Secretary that do not comply with the above requirements may not be brought before the 2024 annual meeting of stockholders.
In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 annual meeting of stockholders must provide written notice to the Company setting forth the information required by Rule 14a-19 under the Exchange Act, unless the required information has been provided in a preliminary or definitive Proxy Statement previously filed by the stockholder. Such written notice must be provided in accordance with Rule 14a-19 no later than March 19, 2024. If we change the date of the 2024 annual meeting of stockholders by more than 30 days from the date of this year’s Annual Meeting, written notice must be provided by the later of 60 days prior to the date of the 2024 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2024 annual meeting of stockholders is first made. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our amended and restated bylaws as described above.
Other Business at the Annual Meeting
We have not received any notice of other business to come before the Annual Meeting as of the date of this Proxy Statement and we do not otherwise know of any other business to be submitted at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the individuals we have designated as proxies for the Annual Meeting will vote on such matters in their discretion. It is the intention of such individuals to vote the shares represented by proxy at the Annual Meeting on any such matter as recommended by the Board or, if no recommendation is given, in accordance with their judgment.

More Information About the Company
For more information about the Company, please refer to our Annual Report, which accompanies this Proxy Statement. Our annual report on Form 10-K for the year ended December 31, 2022, which is a part of the Annual Report, was filed with the SEC on February 28, 2023, and is accessible on our website at https://investors.cleanenergyfuels.com/annual-reports. You may also obtain a copy of the Annual Report at no charge and copies of any exhibit listed in the Annual Report for a fee (equal to our reasonable expenses in furnishing such exhibit) by sending a written request to the attention of Investor Relations at the address of our principal executive offices.
By order of the Board,
MITCHELL W. PRATT
Corporate Secretary

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V02725-P90085 3. To approve, on an advisory, non-binding basis, the compensation of our named executive officers. The Board of Directors recommends you vote FOR proposals 2 and 3. The Board of Directors recommends you vote 1 YEAR on proposal 4. 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023. 4. To approve, on an advisory, non-binding basis, the frequency with which stockholders will vote on our executive compensation (once every one, two or three years). NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! CLEAN ENERGY FUELS CORP. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. CLEAN ENERGY FUELS CORP. 4675 MACARTHUR COURT, SUITE 800 NEWPORT BEACH, CA 92660 01) Lizabeth Ardisana 02) Karine Boissy-Rousseau 03) Andrew J. Littlefair 04) James C. Miller III 05) Lorraine Paskett 06) Stephen A. Scully 07) Kenneth M. Socha 08) Vincent C. Taormina 09) Parker A. Weil 10) Laurent Wolffsheim 1. To elect ten directors to the Board of Directors Nominees: The Board of Directors recommends you vote FOR ALL the director nominees: Authorized Signatures. This section must be completed for your vote to be counted. Date and Sign Below. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. ! ! ! ! 1 Year 2 Years 3 Years Abstain VOTE BY INTERNET Before The Meeting — Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 17, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting — Go to www.virtualshareholdermeeting.com/CLNE2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 17, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com V02726-P90085 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CLEAN ENERGY FUELS CORP. I hereby appoint Stephen A. Scully and Andrew J. Littlefair, or either of them, as proxies, with power of substitution to each, to vote all shares of common stock that I am entitled to vote at the Annual Meeting of Stockholders of Clean Energy Fuels Corp. to be held on Thursday, May 18, 2023 at 8:00 am PDT, or at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. My appointed proxies are authorized in their discretion to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR ALL” NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3, “1 YEAR” FOR PROPOSAL 4, AND IN THE DISCRETION OF THE APPOINTED PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)